EXHIBIT 2.1











                      AGREEMENT AND PLAN OF REORGANIZATION


                                  By and Among


                                CT HOLDING, INC.,

                      CENTRAL TRACTOR FARM & COUNTRY, INC.,

                              QUALITY STORES, INC.

                                       and

                           THE PRINCIPAL STOCKHOLDERS
                             OF QUALITY STORES, INC.

                                   dated as of

                                 March 27, 1999



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                                                  TABLE OF CONTENTS

ARTICLE 1

      THE MERGER..................................................................................................1
          1.1     The Merger......................................................................................1
          1.2     Action by Stockholders..........................................................................2
          1.3     Closing.........................................................................................2
          1.4     Effective Time..................................................................................2
          1.5     Effect of the Merger............................................................................2
          1.6     Certificate of Incorporation....................................................................3
          1.7     Bylaws..........................................................................................3
          1.8     Directors.......................................................................................3

ARTICLE 2

      CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..........................................................3
          2.1     Conversion of Company Securities................................................................3
          2.2     Proration.......................................................................................5
          2.3     Exchange of Certificates; Exchange Agent and Exchange Procedures................................7
          2.4     Stock Transfer Books............................................................................9
          2.5     Dissenting Shares...............................................................................9
          2.6     Procedures for Making Rollover Elections.......................................................10

ARTICLE 3

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................11
          3.1     Organization and Business; Power and Authority; Effect of Transaction..........................11
          3.2     Financial and Other Information................................................................12
          3.3     Authorized and Outstanding Capital Stock.  ....................................................13
          3.4     Changes in Condition...........................................................................13
          3.5     Liabilities....................................................................................14
          3.6     Title to Properties; Leases....................................................................14
          3.7     Inventory......................................................................................16
          3.8     Accounts and Notes Receivable..................................................................17
          3.9     Compliance with Private Authorizations. .......................................................17
          3.10    Compliance with Governmental Authorizations and Applicable Law.  ..............................17
          3.11    Intangible Assets; Intellectual Property. .....................................................18
          3.12    Related Transactions...........................................................................20
          3.13    Insurance......................................................................................20
          3.14    Tax Matters....................................................................................20
          3.15    Employee Retirement Income Security Act of 1974................................................22
          3.16    Employment Arrangements.  .....................................................................23
          3.17    Material Agreements............................................................................23
          3.18    Ordinary Course of Business.  .................................................................24
          3.19    Broker or Finder...............................................................................26
          3.20    Environmental Matters..........................................................................27
          3.21    Books and Records..............................................................................28


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          3.22    Suppliers......................................................................................28
          3.23    Officers and Directors.........................................................................28
          3.24    Bank Accounts..................................................................................28
          3.25    Anti-takeover Statutes Not Applicable..........................................................28
          3.26    Litigation.....................................................................................28
          3.27    Product Warranty...............................................................................28
          3.28    Product Liability..............................................................................29
          3.29    Continuing Representations and Warranties......................................................29
          3.30    Disclosure.....................................................................................29

ARTICLE 4

      REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS
       ..........................................................................................................29
          4.1     Ownership......................................................................................29
          4.2     Liens..........................................................................................29
          4.3     Authorization of Agreement.....................................................................29
          4.4     No Governmental Consents.......................................................................30
          4.5     Investment Representations of Principal Stockholders...........................................30
          4.6     Stockholder Representative.....................................................................31

ARTICLE 5

      REPRESENTATIONS AND WARRANTIES OF PARENT
      AND MERGER SUBSIDIARY......................................................................................32
          5.1     Organization and Business; Power and Authority; Effect of Transaction..........................32
          5.2     Financial and Other Information................................................................33
          5.3     Authorized and Outstanding Capital Stock.......................................................34
          5.4     Changes in Condition...........................................................................35
          5.5     Liabilities....................................................................................35
          5.6     Title to Properties; Leases....................................................................35
          5.7     Inventory......................................................................................37
          5.8     Accounts and Notes Receivable..................................................................38
          5.9     Compliance with Private Authorizations.........................................................38
          5.10    Compliance with Governmental Authorizations and Applicable Law.................................38
          5.11    Intangible Assets; Intellectual Property.......................................................39
          5.12    Related Transactions...........................................................................40
          5.13    Insurance......................................................................................41
          5.14    Tax Matters....................................................................................41
          5.15    Employee Retirement Income Security Act of 1974................................................41
          5.16    Employment Arrangements........................................................................43
          5.17    Material Agreements............................................................................43
          5.18    Ordinary Course of Business....................................................................44
          5.19    Broker or Finder...............................................................................46
          5.20    Environmental Matters..........................................................................46
          5.21    Anti-takeover Statutes Not Applicable..........................................................47
          5.22    Litigation.....................................................................................47

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          5.23    Solvency.......................................................................................47
          5.24    Financing Commitment Letter....................................................................47
          5.25    Continuing Representations and Warranties......................................................47
          5.26    Disclosure.....................................................................................47

ARTICLE 6

      ADDITIONAL COVENANTS.......................................................................................48
          6.1     Access to Information; Confidentiality.........................................................48
          6.2     Agreement to Cooperate.........................................................................49
          6.3     Certain Collateral Documents...................................................................50
          6.4     No Solicitation................................................................................50
          6.5     Directors' and Officers' Indemnification and Insurance.........................................51
          6.6     Notification of Certain Matters................................................................52
          6.7     Public Announcements...........................................................................52
          6.8     Certain Actions Concerning Business Combinations...............................................52
          6.9     Tax Treatment..................................................................................52
          6.10    Pre-Closing Covenants of the Company and its Subsidiaries......................................52
          6.11    Pre-Closing Covenants of Parent and its Subsidiaries...........................................53
          6.12    Employment Matters.............................................................................53
          6.13    Employment Agreements..........................................................................53
          6.14    Financing......................................................................................53
          6.15    Surviving Corporation Headquarters.............................................................54
          6.16    Fedco Pellet Systems, Inc......................................................................54

ARTICLE 7

      CLOSING CONDITIONS.........................................................................................54
          7.1     Conditions to Obligations of Each Party to Effect the Merger...................................54
          7.2     Conditions to Obligations of Parent and Merger Subsidiary......................................54
          7.3     Conditions to Obligations of the Company.......................................................56

ARTICLE 8

      TERMINATION, AMENDMENT AND WAIVER..........................................................................57
          8.1     Termination....................................................................................57
          8.2     Effect of Termination..........................................................................58
          8.3     Amendment......................................................................................58
          8.4     Waiver.........................................................................................58
          8.5     Fees, Expenses and Other Payments..............................................................59
          8.6     Effect of Investigation........................................................................59

ARTICLE 9

      INDEMNIFICATION............................................................................................59
          9.1     Effectiveness of Representations, etc..........................................................59
          9.2     Indemnification................................................................................59

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          9.3     Procedures Concerning Claims by Third Parties; Payment of Damages; etc.........................64
          9.4     Exclusive Remedy...............................................................................65
          9.5     Net Recovery...................................................................................66
          9.6     Appointment of Agent...........................................................................67

ARTICLE 10

      GENERAL PROVISIONS.........................................................................................67
          10.1    Notices........................................................................................67
          10.2    Headings.......................................................................................68
          10.3    Severability...................................................................................68
          10.4    Entire Agreement...............................................................................68
          10.5    Assignment.....................................................................................68
          10.6    Parties in Interest............................................................................69
          10.7    Governing Law..................................................................................69
          10.8    Enforcement of the Agreement...................................................................69
          10.9    Counterparts...................................................................................69
          10.10   Mutual Drafting................................................................................69

ARTICLE 11

      DEFINITIONS................................................................................................70

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EXHIBITS

   Exhibit 2.8        -    Form of Escrow Agreement
   Exhibit 6.3(ii)    -    Form of Noncompetition Agreement
   Exhibit 6.13       -    Form of New Employment Agreements
   Exhibit 7.1(d)     -    Form of Amended and Restated Stockholders Agreement
   Exhibit 7.2(c)     -    Form of Opinion of Skadden, Arps, Slate Meagher &
                           Flom LLP
   Exhibit 7.2(g)     -    Form of Backup Certificate for S&W Tax Opinion
   Exhibit 7.2(j)     -    Financing Commitment Letter
   Exhibit 7.3(a)     -    Form of Opinion of Sullivan & Worcester LLP
   Exhibit 7.3(d)     -    Form of Backup Certificate for SASM&F Tax Opinion

SCHEDULES

   Company Disclosure Schedule
   Parent Disclosure Schedule
   Schedule 7.2(e)            -       Consents Required at Closing
   Schedule 9.2(g)            -       Contribution Percentages for Non-Escrowed
                                      Indemnity Claims
   Qualified Investor Schedule

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                      AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 27, 1999, among CT Holding, Inc., a Delaware corporation ("Parent"), Central Tractor Farm & Country, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Subsidiary"or "CT"), Quality Stores, Inc., a Delaware corporation (the "Company"), and the Persons listed as the Principal Stockholders on the signature pages hereof (the "Principal Stockholders").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of this Agreement (this and other capitalized terms used herein are either defined in Article 11 below or in another Section of this Agreement and, in such case, Article 11 includes a reference to such Section), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company and Merger Subsidiary will carry out a business combination transaction pursuant to which the Company will merge with and into Merger Subsidiary (the "Merger") and the stockholders of the Company (the "Stockholders") will, except as otherwise provided herein, convert their holdings into a combination of cash and shares of Class A Common Stock, par value $.01 per share, of Parent ("Parent Stock");

         WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders and has approved and adopted this Agreement as a plan of tax-free reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has approved this Agreement, the Merger and the Transactions and has recommended approval and adoption of this Agreement and the Merger by the Stockholders; and

         WHEREAS, the Board of Directors of Parent has unanimously approved and adopted this Agreement, the Merger and the Transactions, and Parent has approved and adopted this Agreement and the Merger as the sole stockholder of Merger Subsidiary;

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time the Company shall be merged with and into Merger Subsidiary. As a result of the Merger, the separate existence of the Company shall cease and Merger Subsidiary shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, by virtue of the Merger, the name of the Surviving Corporation shall be changed to "Quality Stores, Inc."

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         1.2      Action by Stockholders.

         (a) The Company, acting through its Board of Directors, shall, in accordance with and subject to Applicable Law and its Organic Documents: as soon as practicable (and regardless of whether, subsequent to the date hereof, the Board of Directors shall have determined that this Agreement, the Merger and the Transactions are no longer in the best interests of the Company and the Stockholders, or shall have withdrawn, modified or changed its approval of this Agreement, the Merger and the Transactions and its recommendation that the Stockholders vote in favor of the approval and adoption of this Agreement and the Merger), submit for approval and adoption by the Stockholders (at a special meeting called for such purpose (the "Company Meeting") or by written consent) this Agreement and the Merger; include in any materials delivered to the Stockholders in connection with the solicitation of written consents the conclusion and recommendation of the Board of Directors to the effect that the Board of Directors, having determined that this Agreement, the Merger and the Transactions are in the best interests of the Company and the Stockholders, has approved this Agreement, the Merger and the Transactions and recommends that the Stockholders entitled to vote thereon vote in favor of the approval and adoption of this Agreement and the Merger, unless the Board of Directors shall have withdrawn its recommendation that the Stockholders entitled to vote thereon vote in favor of the approval and adoption of this Agreement and the Merger; and use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement and the Merger by the Stockholders.

         (b) Parent hereby represents that (i) Parent, as sole stockholder of Merger Subsidiary, has approved and adopted this Agreement and the Merger and
(ii) the board of Directors of Merger Subsidiary has approved and adopted this Agreement, the Merger and the Transactions. Parent shall take all additional actions as sole stockholder of Merger Subsidiary necessary to adopt and approve and effectuate the provisions of this Agreement, the Merger and the Transactions.

         1.3 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 hereof and the Merger and the Transactions shall have been abandoned, the closing of the Merger (the "Closing") will take place at 10:00 A.M., local time, on the fifth business day (the "Closing Date") after the date on which the last of the conditions set forth in Article 7 is satisfied or waived (other than conditions requiring deliveries at the Closing), at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and Parent.

         1.4 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (but subject to Section 1.3 hereof), the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, and by making any related filings required under the DGCL. The Merger shall become effective at such time (but not prior to the Closing Date) as such certificate is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such certificate (the "Effective Time").

         1.5 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises and be subject to all of the

                                        2
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obligations,  restrictions,  disabilities,  liabilities, debts and duties of the
Company and Merger Subsidiary, and the Merger shall have all the effects provided under the DGCL.

         1.6      Certificate of Incorporation.

         (a) From and after the Effective Time, the Certificate of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time (except that Article I of the Certificate of Incorporation shall, by virtue of the Merger, be amended as of the Effective Time to read as follows, "The name of the Corporation is Quality Stores, Inc.") shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with Applicable Law.

         (b) Promptly following the Effective Time Article I of the Certificate of Incorporation of Parent shall be amended to read as follows, "the name of the Corporation is QSI Holdings, Inc."

         1.7 Bylaws. From and after the Effective Time, the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with Applicable Law.

         1.8 Directors. As contemplated by the Stockholders Agreement, at the Effective Time the size of the board of directors of Parent shall be increased by three members, and David C. Bliss, Alan L. Fansler and John L. Hilt shall be elected to fill the vacancies created by such increase in the size of the board of directors of Parent, each to serve until successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law and the terms of the Stockholders Agreement.

                                    ARTICLE 2

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         2.1      Conversion of Company Securities.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders of any of the following securities:

                  (i) Each share of the Voting Common Stock, par value $1.00 per share, of the Company (the "Company Voting Common Stock") and each share of the Non-Voting Common Stock, par value $1.00 per share, of the Company (the "Company Non-Voting Common Stock" and, collectively with the Company Voting Common Stock , the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares of Company Common Stock), shall, subject to proration as provided in Section 2.2 and subject to Section 2.8, be converted into one of the following (the "Per Common Share Merger Consideration"):

                           (a) for each share of Company Common Stock with respect to which no Rollover Election has been effectively made or with respect to which a Rollover Election has been properly revoked, the right to receive

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

                                    cash in an amount  equal to the Share  Price
                                    (the      "Cash      Stockholder      Merger
                                    Consideration"); or

                           (b) for each share of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked, the right to receive one share of Parent Stock multiplied by the Exchange Ratio (the
                                    "Rollover         Stockholder         Merger
                                    Consideration").

                  (ii) Each share of the Preferred Stock, par value $100 per share, of the Company (the "Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash in an amount equal to the Per Preferred Share Merger Consideration.

                  (iii) Each Vested Option issued and outstanding immediately prior to the Effective Time shall, subject to Section 2.8, be converted into the right to receive cash in an amount equal to the Share Price minus the exercise price of such Vested Option (the "Per Option Merger Consideration"). Each other Option Security or Convertible Security issued by the Company and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (iv) All shares of Company  Common Stock and  Preferred  Stock
         (the "Shares") and all Vested Options issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and certificates previously evidencing any such Shares (each, a "Share Certificate") and instruments or certificates previously evidencing any such Vested Options (each, an "Option Certificate") shall thereafter represent, subject to Section 2.8, the right to receive, as applicable, upon the surrender of such Certificate in accordance with the provisions of Section 2.3, the Per Common Share Merger Consideration or the Per Preferred Share Merger Consideration attributable to the number of Shares represented by such Share Certificate or the Per Option Merger Consideration attributable to the number of Vested Options represented by such Option Certificate, as the case may be, and a holder of more than one Certificate shall have, subject to Section 2.8, the right to receive the Merger Consideration attributable to the number of Shares and/or Vested Options represented by all such Certificates (the "Exchange Merger Consideration"). The holders of Certificates previously evidencing Shares and Vested Options outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares and Vested Options except as otherwise provided herein or by Applicable Law.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders thereof, each Share held in the treasury of the Company and each Share and Option
Security owned by Parent or any direct or indirect Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (c) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders thereof, each share of common stock of Merger

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

Subsidiary outstanding immediately prior to the Effective Time shall continue to be outstanding and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (d) In lieu of issuing fractional shares, Parent may convert a Stockholder's right to receive shares of Parent Stock pursuant to Section 2.1(a)(i)(b) into a right to receive the highest whole number of shares of Parent Stock constituting the aggregate Rollover Stockholder Merger Consideration to which such Stockholder is entitled plus cash equal to the fraction of a share of Parent Stock to which such Stockholder would otherwise be entitled multiplied by the Determination Price, and the aggregate Rollover Stockholder Merger Consideration to which such Stockholder is entitled shall be deemed to be such number of shares of Parent Stock plus such cash. For purposes of carrying out the intent of this Section 2.1(d), Parent may aggregate Certificates registered in the name of any single Stockholder so that fractional shares of Parent Stock due in exchange for multiple Certificates may be combined to yield a number of whole shares thereof plus a single fraction.

         2.2      Proration.

         (a) Notwithstanding anything in this Agreement to the contrary, (i) the aggregate number of shares of Company Common Stock with respect to which Rollover Elections shall be given effect in the Merger shall not exceed 1,286,013 shares (subject to adjustment for any change in the Exchange Ratio) (the "Maximum Rollover Number") and (ii) the aggregate number of shares of Company Common Stock that shall be converted into the right to receive shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof shall not be less than such minimum number of shares as shall be necessary to cause the ratio, expressed as a percentage, of (i) the value of the Stock Merger Consideration (reduced by the amount thereof constituting the Escrow Deposit) to
(ii) the sum of (w) the value of the Stock Merger Consideration (reduced by the amount thereof constituting the Escrow Deposit), (x) the Cash Merger Consideration (increased by (1) any amount paid in cash to Rollover Stockholders in lieu of fractional shares and (2) an amount equal to the product of the Share Price and the number of Dissenting Shares), (y) the Preferred Stock Merger Consideration, and (z) the total amount of cash paid pursuant to Section 2.1(a)(iii) hereof to Quality Future, Inc., a Delaware corporation, to equal forty-two percent (42%) (the "Minimum Rollover Number").

         (b) If the number of shares of Company Common Stock with respect to which Rollover Elections have been effectively made and not revoked exceeds the Maximum Rollover Number, then each share of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked shall be converted into the right to receive (x) shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof or (y) cash in accordance with the terms of Section 2.1(a)(i)(a) hereof, in each case determined in the following manner:

                  (i) A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Maximum Rollover Number by the number of shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked;

                  (ii) The number of shares of Company Common Stock convertible into the right to receive shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof pursuant to each Rollover Election shall be determined by multiplying the Non-Cash

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
         Proration Factor by the total number of shares of Company Common Stock covered by such Rollover Election; and

                  (iii) All other shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked (other than those shares of Company Common Stock convertible into shares of Parent Stock in accordance with Section 2.1(a)(i)(b) hereof pursuant to Section 2.2(b)(ii) hereof), shall be converted into the right to receive cash, on a consistent basis among Stockholders who effectively made and did not revoke the Rollover Election, pro rata to the number of such shares as to which they effectively made and did not revoke such election, as if a Rollover Election had not been effectively made with respect to such shares, in accordance with the terms of Section 2.1(a)(i)(a) hereof.

         (c) If the aggregate number of shares of Company Common Stock with respect to which Rollover Elections are effectively made and not revoked is less than the Minimum Rollover Number, then:

                  (i) All shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked shall be converted into the right to receive shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof;

                  (ii) Each share of Company Common Stock held by Stockholders eligible to make Rollover Elections in accordance with Section 2.6 hereof, (other than shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked), shall be converted into the right to receive (x) cash in accordance with the terms of Section 2.1(a)(i)(a) hereof or (y) shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof, in each case determined in the following manner:

                           (a) A proration factor (the "Cash Proration Factor") shall be determined by dividing (x) the difference between the Minimum Rollover Number and the number of shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked by (y) the total number of shares of Company Common Stock held by
                                    Stockholders   eligible  to  make   Rollover
                                    Elections in accordance with Section 2.6 hereof, other than shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked;

                           (b) For each Stockholder eligible to make a Rollover Election in accordance with Section
                                    2.6 hereof,  the number of shares of Company
                                    Common Stock, in addition to shares of Company Common Stock with respect to which a Rollover Election has been effectively made and not revoked by such Stockholder, to be converted into the right to receive shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof shall be determined by multiplying the Cash Proration factor by the total number of shares of Company Common Stock held by such

                                    Stockholder,  other  than  shares of Company
                                    Common   Stock  with   respect  to  which  a
                                    Rollover Election has been effectively made and not revoked by such Stockholder; and

                           (c) All other shares of Company Common Stock that are held by Stockholders eligible to make Rollover Elections but with respect to which a Rollover Election has not been effectively made or has been revoked (other than those shares of Company Common Stock convertible into shares of Parent Stock in accordance with Section 2.1(a)(i)(b) hereof pursuant to Section 2.2(c)(ii)(b) hereof), shall be converted into the right to receive cash, on a consistent basis among Stockholders eligible to make a Rollover Election under Section 2.6 hereof who held shares of Company Common Stock as to which they did not effectively make a Rollover Election or as to which they revoked a Rollover Election, pro rata to the number of shares of Company Common Stock as to which they did not effectively make such Rollover Election or as to which they revoked such Rollover Election, in accordance with the terms of Section 2.1(a)(i)(a) hereof.

         2.3 Exchange of Certificates; Exchange Agent and Exchange Procedures.

         (a) At or immediately prior to the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares (other than Dissenting Shares) and Vested Options, for exchange in accordance with this Article, through the Exchange Agent, for all of the outstanding Shares and Vested Options (i) cash in an amount equal to the sum of (w) the Preferred Stock Merger Consideration, (x) the Cash Merger Consideration (other than any portion thereof in respect of Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares), (y) the Option Merger Consideration, and (z) an amount sufficient to make payment for fractional shares, and (ii) a number of shares of Parent Stock equal to the Stock Merger Consideration minus the Escrow Deposit (collectively, the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver out of the Exchange Fund to each holder of Shares and Vested Options such holder's pro rata portion of the Exchange Merger Consideration payable to such holder in accordance with the provisions of Sections 2.1 and 2.2 upon transmittal of Certificates for exchange as provided therein and in Section 2.3(b). The Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the Exchange Fund shall be for the account of Parent.

         (b) Concurrently with the Company's mailing of proxy materials for the Company Meeting, Parent and the Company will or will instruct the Exchange Agent to issue (pursuant to instructions from each holder of record reasonably satisfactory to Parent and the Exchange Agent, and otherwise by mail to the most recent address of such holder as shown on the Company's books and records) to such holder of a Certificate or Certificates which at that time evidence outstanding Shares (other than Shares to be canceled pursuant to Section 2.1(b)) or Vested Options, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and instructions to effect the surrender of the Certificates in exchange for such holder's pro rata portion of the Exchange Merger Consideration. Upon surrender of a Certificate for cancellation to Parent, the Exchange Agent or to such other agent or agents as may be appointed by Parent and reasonably acceptable to the Company, together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate shall from and after the Effective Time be entitled to receive in exchange therefor such holder's pro rata portion of the Exchange Merger Consideration which such holder has the right to receive, pursuant to Sections 2.1 and 2.2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Exchange Merger Consideration may be issued and paid in accordance with this Article to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. The Exchange Merger Consideration will be delivered by the Exchange Agent promptly following the later to occur of (i) surrender of a Certificate and the related Transmittal Documents and (ii) the Effective Time; provided, however, that each holder of a Certificate or Certificates who returns such Certificate or Certificates for cancellation, along with the related Transmittal Documents, at least five (5) business days prior to the Closing Date shall be paid his or her pro rata portion of the Exchange Merger Consideration at the Closing. Cash payments for fractional shares and the cash portion of the Exchange Merger Consideration may be made by check (or in the case of any cash payment in excess of $50,000, pursuant to instructions reasonably satisfactory to the Exchange Agent, by wire transfer). No interest will be payable on the Exchange Merger Consideration regardless of any delay in making payments. Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Exchange Merger Consideration, without interest.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as Parent reasonably may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the pro rata portion of the Exchange Merger Consideration deliverable in respect thereof as determined in accordance with Sections 2.1 and 2.2. Parent may, in its discretion and as a condition precedent to authorizing the issuance thereof by the Surviving Corporation, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to Parent and the Surviving Corporation in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Surviving Corporation (and their Affiliates) with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (d) Any portion of the Exchange Fund which remains undistributed to the holders of Shares or Vested Options for six (6) months after the Effective Time shall be delivered to Parent upon demand by Parent, and any holders of
Certificates who have not theretofore complied with this Article shall thereafter look only to Parent for any portion of the Exchange Merger Consideration to which they are entitled pursuant to this Article.

         (e) None of Parent, Merger Subsidiary, the Company or the Surviving Corporation shall be liable to any holder of Shares or Vested Options for any shares of Parent Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Vested Options such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Vested Options in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent and shall be timely paid to the relevant taxing authorities.

         2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company other than to Parent. On or after the Effective Time, any Certificate presented to the Exchange Agent or the Surviving Corporation shall be converted into the Exchange Merger Consideration.

         2.5      Dissenting Shares.

         (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal for such Shares in accordance with the DGCL, and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such Stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of the DGCL, except that all Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their rights to appraisal of such Shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Exchange Merger Consideration attributable to such Shares, upon surrender, in the manner provided in Section 2.3, of the Certificate or Certificates that formerly evidenced such Shares.

         (b) The Company shall give Parent prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and relating thereto. The Company and Parent shall jointly direct all negotiations and proceedings with respect to demands for appraisal under Applicable Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

         2.6      Procedures for Making Rollover Elections.

         (a) Each Person who, at the record date (the "Company Record Date") for determining Stockholders eligible to vote the shares of Company Common Stock (at the Company Meeting or by written consent) in connection with the Merger, (w) is a record holder of shares of Company Common Stock (other than the Company or any Subsidiary of the Company), (x) votes all shares of Company Voting Common Stock held of record by such Person in favor of this Agreement, (y) does not make any demand for an appraisal of any shares of Company Common Stock held of record by such Person and (z) is a Qualified Investor, shall have the right to submit an Election Form (as defined in Section 2.6(b)) specifying that such Person elects to have some or all of such shares of Company Common Stock held by such Person at the Effective Time converted into the right to receive the Rollover Stockholder Merger Consideration (the "Rollover Election").

         (b) The Company shall mail to Stockholders, together with the notice of meeting and the other information to be delivered to such Stockholders, an election form (the "Election Form") providing for such Stockholders (x) to make a Rollover Election, (y) to certify as to their eligibility to make a Rollover Election and (z) to agree to hold shares of Parent Stock received in the Merger subject to the terms of the Stockholders Agreement. As of 12:00 noon local time on the date of the Company Meeting (the "Election Deadline"), all Stockholders on the Company Record Date that shall not have submitted to the Company or shall have properly revoked an effective, properly completed Election Form shall be deemed not to have made a Rollover Election and, accordingly, shall receive the Cash Stockholder Merger Consideration, subject to Section 2.2(c).

         (c) Any Rollover Election shall have been validly made only if the Company shall have received by the Election Deadline, an Election Form properly completed and executed by such Stockholder, along with such Stockholder's Certificate or Certificates and the related Transmittal Documents. Such Rollover Election shall be binding upon any subsequent holder of Company Common Stock in respect of which a Rollover Election has been made. Any Stockholder (other than a holder who has submitted an irrevocable election) may at any time prior to the Election Deadline revoke such holder's election by written notice to the Company received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Company and Parent shall tabulate the Rollover Elections and determine therefrom the allocation of the Cash Merger Consideration and the Stock Merger Consideration.

         (d) The Company and Parent shall reasonably agree on such reasonable rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms.

         2.7      Intentionally left blank.

         2.8 Escrow. On the Closing Date, pursuant to the terms of an Escrow Agreement in or substantially in the form of Exhibit 2.8 (as such form may be altered prior to the Closing by mutual agreement among the Parties acting reasonably and in good faith to reflect and embody the intent hereof) among Parent, the Surviving Corporation, the Escrow Agent and the Agent on behalf of the Principal Stockholders (the "Escrow Agreement"), Parent shall cause to be delivered to the Escrow Agent a stock certificate issued in the name of the Escrow Agent evidencing a number of shares of Parent Stock having an aggregate value (calculated based on the Determination Price) equal to $14,000,000 (the "Escrow Deposit"). The Escrow Deposit shall be withheld from the shares of

Parent Stock otherwise issuable to (i) the Principal Stockholders in respect of their Company Common Stock pursuant to Section 2.1(a)(i)(b), pro rata according to the aggregate Exchange Merger Consideration to which each such Principal Stockholder is entitled pursuant to Sections 2.1 and 2.2 with respect to the first $10,000,000 of value of the Escrow Deposit and (ii) Quality Future, Inc. in respect of its Company Common Stock pursuant to Section 2.1(a)(i)(b) with respect to the remaining $4,000,000 of value of the Escrow Deposit. The respective interests of the Principal Stockholders and of Quality Future, Inc. in the Escrow Fund (the "Proportionate Share") shall initially be determined in the manner set forth in the Escrow Agreement.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a)      Each of the Company and its Subsidiaries:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent that the failure to have obtained any such Governmental Authorization or Private Authorization or to have made any such Governmental Filing would not have an Adverse Effect; and

                  (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a)(iii) of the Company Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to qualify or to maintain such authorizations would not have an Adverse Effect.

         (b) Each of the Company and its Subsidiaries has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act and the requisite approval of the Company's stockholders, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Company's stockholders). This

Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, and except as the same may be subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Approval by the affirmative vote of a majority of the outstanding shares of Company Voting Common Stock entitled to vote is the only action by the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger under Applicable Law and the Company's Organic Documents. No action by the holders of any class or series of the capital stock of the Company is required to approve the Transactions under Applicable Law or the Company's Organic Documents.

         (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

                  (i) will materially conflict with, or result in a material breach or violation of, or constitute a material default under, any Applicable Law on the part of the Company or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material Contractual Obligation of the Company or any Subsidiary,

                  (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by the Company or any Subsidiary or any such other party, other than any Lien which is not material in relation to the property it encumbers, or

                  (iii) will require any material Governmental Authorization or Governmental Filing or Private Authorization, except for the approval of the Company's stockholders, filing requirements under Applicable Law in connection with the Merger and the Transactions and filing and waiting period requirements pursuant to the HSR Act.

         3.2      Financial and Other Information.

         (a) The Company has heretofore furnished to the Parent copies of the consolidated financial statements of the Company listed in Section 3.2(a) of the Company Disclosure Schedule (the "Company Financial Statements"). The Company Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis with the Company's past practice throughout the periods covered thereby (except as otherwise noted therein), are true and correct in all material respects and, except as otherwise noted therein, fairly and completely present the consolidated financial condition, results of operations and cash flows of the

Company and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited Company Financial Statements, to the absence of footnotes and other presentation items and to normal nonmaterial year-end audit adjustments and accruals.

         (b) The Company does not own any capital stock or equity or proprietary interest in any Entity or enterprise and has no Subsidiaries, however organized and however such interest may be denominated or evidenced, except as set forth in Section 3.2(b) of the Company Disclosure Schedule. With respect to any Subsidiary disclosed in such Section 3.2(b), the Company owns, and at the Closing will own, directly or indirectly, 100% of the issued and outstanding capital stock and all Convertible Securities and Option Securities of such Subsidiary, and all of such securities are, and at the Closing will be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and Liens.

         3.3      Authorized and Outstanding Capital Stock.

         (a) The authorized capital stock of the Company consists of 775,000 shares of Company Voting Common Stock of which 310,897 shares are issued and outstanding, 3,000,000 shares of Company Non-Voting Common Stock of which 1,988,502 shares are issued and outstanding and 117,961 shares of Preferred Stock of which 101,024 shares are issued and outstanding. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. The amount of the prepayment premium payable as part of the Preferred Stock Merger Consideration will be equal to $1,010,240.

         (b) (i) Except as set forth in Section 3.3 of the Company Disclosure Schedule, there is neither outstanding nor has the Company or any Subsidiary agreed to grant or issue any additional equity securities or any Option Security or Convertible Security, (ii) all such securities listed in Section 3.3(b)(ii) of the Company Disclosure Schedule have been duly authorized and validly issued and are currently outstanding and (iii) all other securities listed in Section
3.3 of the Company Disclosure Schedule have been duly authorized and validly issued and are currently outstanding.

         (c) Except as set forth in Section 3.3 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any equity securities or any Option Security or Convertible Security. Except as contemplated by this Agreement or as set forth in Section 3.3 of the Company Disclosure Schedule, between the date hereof and the Closing, the Company will not, and will cause its Subsidiaries not to, issue, sell or purchase or agree to issue, sell or purchase any equity securities or any Option Security or Convertible Security of the Company or any Subsidiary. No Option Securities or Convertible Securities of the Company (other than the Preferred Stock) are exercisable or convertible into shares of Company Voting Common Stock. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries have been issued in compliance with applicable Federal and state securities laws.

         3.4 Changes in Condition. Since the date of the most recent audited consolidated financial statements of the Company forming part of the Company Financial Statements, except to the extent specifically described in Section 3.4 of the Company Disclosure Schedule, there has been no Adverse Change in the Company. There is no Event known to the Company which Adversely

Affects the Company, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in Section 3.4 of the Company Disclosure Schedule.

         3.5      Liabilities.

         (a) At the date of the most recent balance sheet forming part of the Company Financial Statements, the Company and its Subsidiaries had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, in the notes thereto or in Section 3.5 of the Company Disclosure Schedule, and since such date no such obligations or liabilities have been incurred, other than obligations and liabilities incurred in the ordinary course of business of the Company and its Subsidiaries consistent with past practice, which do not, in the aggregate, Adversely Affect the Company except to the extent set forth in
Section 3.5 of the Company Disclosure Schedule.

         (b) Neither the Company nor any Subsidiary has Guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person material to the Company and its Subsidiaries taken as a whole, except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements or in Section 3.5 of the Company Disclosure Schedule.

         3.6      Title to Properties; Leases.

         (a) The Company or one of its Subsidiaries has good, legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased), and good, clear, record and marketable title with respect to all real property owned (in fee simple), if any, reflected as an asset on the most recent audited balance sheet forming part of the Company Financial Statements, or held by the Company or one of its Subsidiaries for use in its business if not so reflected, and good and clear indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or (excluding leased property) held by the Company or one of its Subsidiaries for use in its business if not so reflected, or purported to have been acquired by the Company or one of its Subsidiaries since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice, free and clear of all Liens, except (w) such as are reflected in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements, (x) Liens securing taxes, assessments, governmental charges or levies, or the claims of mechanics, materialmen, carriers, landlords and like persons, which are not yet due or payable or are due but not yet payable, (y) Permitted Liens or (z) as set forth in Section 3.6(a) of the Company Disclosure Schedule. Each Lease or other occupancy or other agreement under which the Company or one of its Subsidiaries holds real or personal property has been duly authorized, executed and delivered by the Company or one of its Subsidiaries, and each such Lease is a legal and valid obligation of the Company or one of its Subsidiaries. The Company or one of its Subsidiaries has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or material tangible personal property. All of such Leases are valid and subsisting and in full force and effect; and neither the Company nor any

Subsidiary  nor, to the knowledge of the Company,  any other party thereto is in
default  in  the   performance,   observance  or  fulfillment  of  any  material
obligation, covenant or condition contained in any such Lease.

         (b) Section 3.6(b) of the Company Disclosure Schedule contains a true, correct and complete list of all real estate owned or leased by the Company or any of its Subsidiaries and all Leases and an identification of all material items of fixed assets and machinery and equipment. The real property (other than land), fixtures, fixed assets and machinery and equipment of the Company and its Subsidiaries are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted. The Company or one of its Subsidiaries owns or leases all tangible assets necessary for the conduct of the combined business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted until the Closing.

         (c) With respect to each parcel of real property owned by the Company or one of its Subsidiaries, except as set forth in Section 3.6(c) of the Company Disclosure Schedule:

                  (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to such parcel, and there are no pending or, to the knowledge of the Company, threatened litigation or administrative actions relating to such parcel or other matters Adversely Affecting the use, occupancy or value thereof;

                  (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the operation of the business as now conducted (the "Current Uses") by the Company or its Subsidiaries and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of Applicable Laws and, to the best knowledge of the Company, do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (iii) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

                  (iv) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Current Uses and in accordance with all Applicable Laws, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

                  (v) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

                  (vi) neither the Company nor any of its Subsidiaries has received written notice of any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such parcel; and

                  (vii) such parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (a) to fulfill any zoning, building code, or other municipal or governmental requirement,
         (b) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (c) to fulfill the requirements of any lease. No building or other improvement not included in such parcel relies on any part of such parcel to fulfill any requirement of Applicable Laws or for structural support or the furnishing of any essential building systems or utilities. Such parcel is assessed by local property assessors as a tax parcel separate from all other tax parcels.

         (d) With respect to each Lease by which the Company or any Subsidiary leases or subleases any real property, except as set forth in Section 3.6(d) of the Company Disclosure Schedule:

                  (i) such Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                  (ii) no party to such Lease has repudiated any provision thereof;

                  (iii) there are no material disputes, oral agreements, or forbearance programs in effect as to such Lease;

                  (iv) such Lease contains no provision pursuant to which any increased or additional rent or other charge will be or may be assessed against the Company or any Subsidiary as a result of the Transactions or as a condition to any consent required under such Lease required of the Company or any Subsidiary on account of the Transactions, other than any such increased or additional rent or other charge which is not material in relation to such Lease;

                  (v) none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (vi) all facilities leased or subleased thereunder have received all material Governmental Authorizations required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

                  (vii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         3.7 Inventory. The inventory of the Company and its Subsidiaries as set forth on the most recent balance sheet in the Company Financial Statements was, and the inventory of the Company and its Subsidiaries on the date hereof is and on the Closing Date will be, in good and merchantable condition, and in useable or saleable condition in the ordinary course of business, except for obsolete or defective materials and any excess stock items which either (i) are reserved for in the Company Financial Statements or (ii) alone and in the aggregate are not material. Such inventory does not include any amounts of any item that was at any prior time written off or written down by the Company. There is no Adverse condition currently affecting the supply of materials or inventory available to the Company. The inventory of the Company and its Subsidiaries as set forth on the most recent balance sheet in the Company Financial Statements is consistent in all material respects with the results of the actual physical inventory conducted by the Company and its Subsidiaries during the fiscal period ended on the date of such balance sheet.

         3.8 Accounts and Notes Receivable. All accounts and notes receivable reflected on the most recent balance sheet in the Company Financial Statements and all accounts and notes receivable arising subsequent to the date of such balance sheet have or will have arisen in the ordinary course of business, represent valid obligations to the Company (or a Subsidiary), and have been collected or will be collected in the aggregate amounts thereof recorded on the books of the Company, except for (i) those accounts or notes receivable reserved against on such balance sheet and (ii) those accounts or notes receivable that have not been or will not be collected which individually and in the aggregate are not material.

         3.9 Compliance with Private Authorizations. Section 3.9 of the Company Disclosure Schedule sets forth a true, correct and complete description of all Private Authorizations which individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole, all of which are in full force and effect. Each of the Company and its Subsidiaries has obtained all Private Authorizations which are necessary for its ownership of its properties and the conduct of its business as now conducted, except to the extent that the failure to have obtained any such Private Authorization would not have an Adverse Effect. Neither the Company nor any Subsidiary is in breach or violation of, or in default in the performance, observance or fulfillment of, any Private Authorization, except for such defaults, breaches or violations, as do not in the aggregate have any Adverse Effect on the Company. No Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

         3.10 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.10(a) of the Company Disclosure Schedule contains a description of:

                  (i) all Legal Actions which are pending or, to the Company's knowledge, threatened or contemplated against, and which in any manner relate Adversely to, the Company or any Subsidiary; and

                  (ii) each Governmental Authorization to which the Company or any of its Subsidiaries is subject and which is material to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company and its Subsidiaries, all of which are in full force and effect.

         (b) Each of the Company and its Subsidiaries has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by it or which, if not obtained and maintained, could singly or in the aggregate have any Adverse Effect on the Company, except as otherwise described in Section 3.10(b) of the Company Disclosure Schedule. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any Subsidiary is, or at any time since

March 15, 1998 has been, or is or has during such time been charged with, or to the Company's knowledge is threatened or under investigation with respect to, any breach or violation of, or default in the performance, observance or fulfillment of any Governmental Authorization or any Applicable Law, except (i) for such breaches, violations or defaults as do not have in the aggregate any Adverse Effect on the Company or (ii) as otherwise described in Section 3.10(b) of the Company Disclosure Schedule.

         (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, the Company and its Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with all Applicable Laws which
(i) affect or relate to this Agreement or the Transactions or (ii) are applicable to the Company or any of its Subsidiaries or their respective businesses, except for any violation of, or default under, any Applicable Law which would not reasonably be expected to have an Adverse Effect on the Company.

         3.11     Intangible Assets; Intellectual Property.

         (a) Section 3.11 of the Company Disclosure Schedule sets forth a true, correct and complete list of all Governmental Authorizations relating to Intangible Assets or Intellectual Property or rights with respect thereto, that are necessary for the present conduct of the Company's consolidated business, including without limitation the nature of the Company's or one of its Subsidiaries' interest in each and the extent to which the same have been duly registered in the offices as indicated therein. The Company or one of its Subsidiaries owns or possesses or otherwise has the right to use all
Governmental Authorizations, Intangible Assets and Intellectual Property necessary for the conduct of the Company's business free and clear of all Liens and without any conflict with the rights of others, except as set forth in
Section 3.11 of the Company Disclosure Schedule. Except as otherwise described in Section 3.11 of the Company Disclosure Schedule, no Governmental
Authorization, Intangible Asset or Intellectual Property has been or is now involved in any opposition, invalidation, or cancellation, and no Intellectual Property infringes any trade name, trademark or service mark of any third party. Each of the Company and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses. None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company and its Subsidiaries has ever received any charge, complaint, claim, or notice alleging any such knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any material Intellectual Property rights of any of the Company and its Subsidiaries.

         (b) With respect to each item of Intellectual Property that any of the Company and its Subsidiaries owns:

                  (i) the identified owner possesses all right, title, and interest in and to the item;

                  (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                  (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) none of the Company and its Subsidiaries has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (c) Section 3.11 of the Company Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. The Company has supplied the Parent with correct and complete copies of all such licenses, sublicenses, and permissions (as amended to date). With respect to each such item of used Intellectual Property, except as set forth in
Section 3.11 of the Company Disclosure Schedule:

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (iii) none of the Company or its Subsidiaries nor, to the knowledge of the Company, any other party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) none of the Company or its Subsidiaries nor, to the knowledge of the Company, any other party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iv) above are true and correct in all material respects with respect to the underlying license;

                  (vi)  the  underlying  item of  Intellectual  Property  is not
         subject  to  any  material   outstanding   judgment,   order,   decree,
         stipulation, injunction or charge;

                  (vii) no material charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or, to the knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual property; and

                  (viii) none of the Company  and its  Subsidiaries  has granted
         any   sublicense   or  similar  right  with  respect  to  the  license,
         sublicense, agreement or permission.

         3.12 Related Transactions. Section 3.12 of the Company Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction between the Company and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof.

         3.13 Insurance. Each of the Company and its Subsidiaries has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has been engaged during such period. Section 3.13 of the Company Disclosure Schedule lists all material insurance policies maintained by the Company or any of its Subsidiaries and includes the insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, annual premiums, exclusions, deductibles and self-insured retention and describes in reasonable detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company or any of its Subsidiaries or imposed upon the Company or any of its Subsidiaries by any such insurers, as well as any self-insurance program that is in effect. Neither the Company nor any Subsidiary is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date. Neither the Company nor any Subsidiary has received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor any Subsidiary has incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

         3.14 Tax Matters. Except as set forth in Section 3.14 of the Company Disclosure Schedule:

         (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. All Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) that are due on or prior to the Closing Date have been paid or will have been paid on or prior to the Closing Date. All material Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither the Company nor any Subsidiary has executed any waiver to extend the applicable statute of limitations or agreed to any extension of time with respect to any Tax assessment or deficiency in respect of any Tax liabilities of the Company (or any Subsidiary) for the fiscal years prior to and including the most recent fiscal year. Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code.

         (b) From the end of its most recent fiscal year to the date hereof, the Company and its Subsidiaries have not made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

         (c) On or before the Closing Date the Company and its Subsidiaries shall have paid, accrued or made full, adequate and complete provision (without regard to whether such provision would or would not be required or sufficient under GAAP) on their books for all Taxes (whether or not shown on any Tax Return) attributable to taxable periods ending on or before the Closing Date. For purposes of the preceding sentence, the Closing Date shall be treated as the last day of a taxable period, whether or not the taxable period in fact ends on the Closing Date.

         (d) There is no existing or previously effective Tax sharing agreement that may or will require that any payment be made by the Company or its Subsidiaries on or after the Closing Date and all Tax sharing agreements to which the Company or its Subsidiaries is a party shall be canceled as of the Closing Date and thereafter the Company shall have no obligation thereunder. Any payments to which the Company or any of its Subsidiaries is or would be entitled on or prior to the Closing Date under any such Tax sharing agreement has been or will be paid to the Company or any such Subsidiary on or prior to the Closing Date.

         (e) Each of the Stockholders of the Company is a "United States Person" within the meaning of Section 7701(a)(30) of the Code.

         (f) Neither the Company nor its Subsidiaries has (i) agreed to make any adjustment pursuant to Section 481(a) of the Code, (ii) knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to the Company, (iii) an application pending with any Governmental Entity requesting permission for any change in accounting method or (iv) applied for or entered into any Advance Pricing Agreement or similar agreement with any Governmental Entity with respect to its international sales or purchases.

         (g) Neither the Company nor any of its Subsidiaries has in effect any Tax elections for Federal Income Tax purposes under Sections 108, 168, 338, 441, 1017, 1033 or 4977 of the Code.

         (h) There is no contract, agreement, plan or arrangement of the Company or any of its Subsidiaries covering any Person that, individually or collectively, as a consequence of the trans actions contemplated by this Agreement could give rise to the payment of any amount that would not be deductible by Parent, the Company or its Subsidiaries, as appropriate, by reason of Section 280G of the Code.

         (i)  The  Company  does  not  own  an  interest  in  any  (i)  domestic
international  sales  cor  poration,  (ii)  foreign  sales  corporation,   (iii)
controlled foreign corporation, or (iv) passive foreign investment company.

         (j) Neither the Company nor any of its Subsidiaries is a party to any industrial development bond.

         (k) During the two (2) year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

         (l) There is no express written agreement or understanding relating to Taxes (i) between the Company or any of its Subsidiaries and any Governmental Entity, or (ii) to which the Company, its Subsidiaries or any Affiliate of either is a party affecting or which could affect the Company or any of its Subsidiaries, by which the Company or any of its Subsidiaries will be bound after the Closing Date, or which could affect the computation of Taxes by the Company or any of its Subsidiaries for any period beginning after the Closing Date.

         (m) Schedule 3.14(m) of the Company Disclosure Schedule lists all state, local and foreign jurisdictions in which Tax Returns are filed by the Company and its Subsidiaries. No claim has been made in writing by an Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (n) Notwithstanding anything in this Agreement to the contrary, no representations are being made regarding the Tax deductibility of the amount paid to Quality Future, Inc. in respect of Option Securities of the Company pursuant to Section 2.1(a)(iii) hereof.

         3.15     Employee Retirement Income Security Act of 1974.

         (a) The Company (which for purposes of this Section 3.15 shall include any Subsidiary or ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) does not contribute to any Plan or sponsor any Plan or Benefit Arrangement and has not contributed to or sponsored any Plan or Benefit Arrangement, except as set forth in Section 3.15(a) of the Company Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.15(a) of the Company Disclosure Schedule, and except as disclosed in such Section 3.15(a) of the Company Disclosure Schedule:

                  (i) all Plans and Benefit Arrangements comply and have been administered in form and in operation in all material respects with all Applicable Laws, and the Company has not received any outstanding notice from any Authority questioning or challenging such compliance;

                  (ii) all Plans maintained or previously maintained by the Company that are or were intended to comply with Section 401 of the Code comply and complied in form and in operation in all material respects with all applicable requirements of such Section, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section;

                  (iii) except for the ESOP, none of the assets of any Plan are invested in employer securities or employer real property;

                  (iv)  there  have  been  no  "prohibited   transactions"   (as
         described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company has any material liability;

                  (v) there are no Claims (other than routine claims for benefits) pending or threatened involving Plans or the assets of Plans;

                  (vi)  neither  the  Company  nor  any  ERISA   Affiliate   has
         maintained any Plan that is subject to Title IV of ERISA;

                  (vii) to the extent that the most recent balance sheet forming part of the Company Financial Statements does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date, such amounts are set forth in Section 3.15(a) of the Company Disclosure Schedule;

                  (viii) the Company has not, nor has any of its directors, officers, employees or any other fiduciary, committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any of its directors, officers or employees to any material liability under ERISA;

                  (ix) except as set forth in Section 3.15(a) of the Company Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, the Company does not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company; and

                  (x) the Company has made available to Parent a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan.

         (b) The Company is not nor has it ever been a party to any Multiemployer Plan or made contributions to any such plan.

         3.16     Employment Arrangements.

         (a) The Company (which term for purposes of this Section 3.16 shall include any Subsidiary) has no obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 3.15(a) of the Company Disclosure Schedule), other than those listed or described in
Section 3.16(a) of the Company Disclosure Schedule. The Company is not now nor during the past three (3) years has it been subject to or involved in or, to the Company's knowledge, threatened with any union elections, petitions therefor or other organizational activities, except as described in Section 3.16(a) of the Company Disclosure Schedule. None of the employees of the Company is represented by any labor union or other employee collective bargaining organization and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees.

         (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, no employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, or become entitled to severance, termination allowance or similar payments as a direct result of this Agreement, the Merger or the Transactions.

         3.17 Material Agreements. Listed in Section 3.17 of the Company Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of each of the Company and its Subsidiaries presently held or used by it or to which it is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to the Parent (or, if oral, true, complete and correct descriptions thereof have been set forth in Section 3.17 of the Company
Disclosure Schedule). Except as set forth in Section 3.17 of the Company Disclosure Schedule, all of the Material Agreements are valid, binding and legally enforceable obligations of the Company or one of its Subsidiaries and, to the Company's knowledge, the other parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity), and the Company or one of its Subsidiaries is validly and lawfully operating its business and owning its property under each of the Material Agreements. Neither the Company nor any Subsidiary is in default in the payment or performance of any of its obligations under any Material Agreement. No Event which, with the giving of notice or the passage of time, or both, constitutes an event of default by the Company or any of its Subsidiaries under any Material Agreement has occurred and is continuing, except as set forth in Section 3.17 of the Company Disclosure Schedule. To the knowledge of the Company, no other party to any Material Agreement is in default in any material respect in the payment or performance of its obligations thereunder and no Event which, with the giving of notice or the passage of time, or both, constitutes a material event of default by such other party under any Material Agreement has occurred and is continuing.

         3.18     Ordinary Course of Business.

         (a) The Company (which term for purposes of this Section 3.18 shall include any Subsidiary), from the date of the most recent audited balance sheet forming part of the Company Financial Statements to the date hereof and until the Closing Date, except as may be described in Section 3.18(a) of the Company Disclosure Schedule or as may expressly be required or permitted by the terms of this Agreement:

                  (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

                  (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business;

                  (iii) except in each case in the ordinary course of business, consistent with prior practice,

                           (a)      has not  incurred  and  will not  incur  any
                                    Indebtedness,   obligations  or  liabilities
                                    (fixed, contingent or other);

                           (b) has not entered and will not enter into any commitments;

                           (c) has not canceled and will not cancel any debts or claims; and

                           (d) has not prepaid and will not prepay any Indebtedness in advance of its contractual maturity date.

                  (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

                  (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than Taxes in the ordinary course of business, current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business;

                  (vi) has not created or permitted to be created, and will not create or permit to be created any Lien on any of its tangible property;

                  (vii) has not transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;

                  (viii) except in the ordinary course of business, consistent with prior practice, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

                  (ix) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (x) has not waived, and will not waive, any rights of material value without fair and adequate consideration;

                  (xi)     has not experienced any work stoppage;

                  (xii) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for amendments or terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof;

                  (xiii) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

                  (xiv) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to the Company, except in the ordinary course of business, consistent with prior practice;

                  (xv) has not incurred and will not incur any Indebtedness owing to any Stockholder and has not made and will not make any loans or advances to any Stockholder;

                  (xvi) has not split, combined or reclassified any of the Company's capital stock or issued or authorized the issuance of any securities in respect of, in lieu of or in substitution of any shares of the Company's capital stock, and will not do any of the foregoing;

                  (xvii) has not issued, sold or otherwise disposed of any of its capital stock (other than pursuant to the exercise of Vested
         Options in accordance with the terms thereof), or issued Option Securities or Convertible Securities or preemptive rights or other rights to purchase or obtain any of its capital stock, or accelerated the vesting or otherwise amended or waived the terms of any Option Securities or Convertible Securities, and has not declared, set aside, or paid any dividend or distributions with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock, and will not do any of the foregoing;

                  (xviii) has not amended and will not amend any of its Organic Documents;

                  (xix) has not changed and will not change any method of accounting or accounting practice or policy, except as required by Applicable Law or by GAAP;

                  (xx) has not accelerated accounts receivable, delayed accounts payable, or liquidated inventory, and will not do so, except in the ordinary course of business consistent with past practice; and

                  (xxi) has not made any Tax election that could reasonably be expected to have an Adverse Effect or settle or compromise any material Tax liability, and will not do any of the foregoing.

         (b) From the end of its most recent fiscal year to the date hereof, except as described in Section 3.18(b) of the Company Disclosure Schedule, the Company has not, and on or prior to the Closing Date will not have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

         3.19 Broker or Finder. Other than Peter J. Solomon Company, which acted as the financial adviser to the Company (and the fees of which are to be paid by the Company at or prior to the Closing), no Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company (or a Subsidiary).

         3.20 Environmental Matters. Except as set forth in Section 3.20 of the Company Disclosure Schedule:

         (a) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws.

         (b) As of the date hereof, no underground storage tanks are present under any property that the Company (which term for purposes of this Section
3.20 shall include any Subsidiary) or any Affiliate now owns, operates, occupies or leases. As of the date hereof, no material amount of any substance that has been designated by any federal, state or local governmental agency, board or authority (a "Governmental Entity") or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCB's, asbestos, gasoline, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding routine quantities of office and janitorial supplies, has been released, discharged, spilled, buried or disposed of, as a result of the actions of the Company, or to the knowledge of the Company, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any Affiliate has at any time owned, operated, occupied or leased in such circumstances as would constitute a violation of Applicable Law or be reasonably expected to result in liability on the Company pursuant to any Environmental Law. To the Company's knowledge, no Event has occurred which could reasonably be expected to result in a claim against the Company in any environmental litigation or impose upon the Company any environmental liabilities which could reasonably be expected to have an Adverse Effect on the Company.

         (c) At no time has the Company or an Affiliate transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Law in effect on or before the Closing Date, nor has the Company or any Affiliate disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity, which such violation could reasonably be expected to have an Adverse Effect on the Company. The Company has not treated, stored, disposed of, arranged for the disposal of or transported any Hazardous Material to or at any property or facility at which there has been a release or threat of release of Hazardous Materials in a manner that has given or is reasonably likely to give rise to liability under any Environmental Law.

         (d) The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Materials Activities and other businesses as such activities and businesses are currently being conducted, the absence of which reasonably could be expected to have an Adverse Effect on the Company.

         (e) No action, proceeding, revocation proceeding, amendment proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened concerning any

Environmental Permit or any Hazardous Materials Activity of the Company, and the Company has not received from any Governmental Entity any written request for information, notice of violation or notice of responsibility or similar notification of liability, investigatory, corrective action or remedial obligation under any Environmental Law.

         3.21 Books and Records. Except as set forth in Section 3.21 of the Company Disclosure Schedule, the minute books and other similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Company's and Subsidiaries' stockholders, Board of Directors, members, managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         3.22 Suppliers. Section 3.22 of the Company Disclosure Schedule sets forth a list of the ten (10) largest suppliers of the Company and its Subsidiaries based on dollar values of purchases during the most recently completed fiscal year. Neither the Company nor any Subsidiary has any reason to believe that any supplier listed on Section 3.22 of the Company Disclosure Schedule has any plan or intention to materially alter its relationship with the Company or any Subsidiary.

         3.23 Officers and Directors. Section 3.23 of the Company Disclosure Schedule sets forth a true and complete list of all officers, directors, members and managers of the Company and its Subsidiaries.

         3.24 Bank Accounts. Section 3.24 of the Company Disclosure Schedule sets forth all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes or other similar accounts maintained by the Company and its Subsidiaries, together with the name of each person with signature authority for each such account.

         3.25 Anti-takeover Statutes Not Applicable. No "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation is applicable to the Company's or the Stockholders' entering into this Agreement and consummating the transactions contemplated hereby.

         3.26 Litigation. Section 3.26 of the Company Disclosure Schedule sets forth each instance in which the Company or any of its Subsidiaries is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge.

         3.27 Product Warranty. To the Company's knowledge, each product manufactured, distributed, sold, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any liability for damages in connection therewith, subject only to the reserve for product warranty claims set forth in the most recent audited balance sheet contained in the Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, distributed, serviced, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity of the company or any Subsidiary beyond the applicable standard terms and conditions of sale or lease.

         3.28 Product Liability. To the Company's knowledge, except as set forth in Section 3.26 or 3.28 of the Company Disclosure Schedule, none of the Company and its Subsidiaries has any material liability arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, distributed, sold, leased, serviced or delivered by any of the Company and its Subsidiaries.

         3.29 Continuing Representations and Warranties. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article shall be true and correct on the Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as of a specific date shall be true and correct as of such date on the Closing Date.

         3.30 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                    ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Each  Principal  Stockholder,   for  himself  or  itself  only,  hereby
represents and warrants to, and agrees with, Parent and Merger Subsidiary as follows:

         4.1 Ownership. Such Principal Stockholder is the lawful owner of record and beneficial owner of the number of shares of Company Common Stock set forth opposite his or its name in Section 4.1 of the Company Disclosure Schedule. Such Principal Stockholder is not party to or bound by any agreement or commitment pursuant to which it is obligated to purchase or otherwise acquire any equity securities, Option Securities or Convertible Securities of the Company, and between the date hereof and the Closing, such Principal Stockholder will not sell or purchase, or agree to sell or purchase, any equity securities, Option Securities or Convertible Securities of the Company.

         4.2 Liens. The shares of the Company Common Stock owned by such Principal Stockholder are free and clear of all Liens, and none of such shares of the Company Common Stock is subject to any written or oral agreement whatsoever with respect to the voting thereof (except as set forth in the Voting Agreement), the sale of pledge thereof (including, without limitation, any option or right of first refusal to sell any such shares) or any like matter, nor has any proxy been granted to any Person with respect to any such shares of the Company Common Stock.

         4.3 Authorization of Agreement. This Agreement has been duly and validly executed and delivered on behalf of such Principal Stockholder and constitutes a valid obligation of such Principal Stockholder, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as the same may be subject to the general principles of equity.

         4.4 No Governmental Consents. Except as set forth in Section 4.4 of the Company Disclosure Schedule, no Governmental Authorization or Governmental Filing or Private Authorization is required to be obtained or made by the Company or such Principal Stockholder in connection with the Merger and the Transactions except for filing requirements under Applicable Laws in connection with the Merger and the Transactions and except pursuant to the HSR Act.

         4.5      Investment Representations of Principal Stockholders.

         (a) Such Principal Stockholder is acquiring Parent Stock for his or its own account for the purpose of investment, and not with a view to, or sale in connection with, any distribution thereof.

         (b) Such Principal Stockholder has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of his proposed investment in Parent Stock.

         (c) Such Principal Stockholder understands and acknowledges that all of the Parent Stock to be delivered to him pursuant to the provisions of this Agreement will be "restricted securities" within the meaning of the Securities Act, and agrees that the certificates therefor shall bear a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
                  ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL
                  SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         (d) Such Principal Stockholder understands and acknowledges that all of the Parent Stock to be delivered to him or it pursuant to the provisions of this Agreement will not be registered under the Securities Act and, accordingly, such Principal Stockholder recognizes that he or it may be required to bear the economic risk of his investment until such shares are registered and, after such registration, until any other restrictions on transfer may lapse.

         (e) Such Principal Stockholder understands and acknowledges that the provisions of this Section 4.5 apply to all of the Parent Stock to be delivered to him or it pursuant to the provisions of this Agreement.

         (f) Each Principal Stockholder that is a corporation has all requisite power and authority (corporate and other) necessary in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document which it has entered into or will enter into in connection therewith and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and each such Collateral Document have been duly authorized by all requisite corporate or other action. This Agreement and each Collateral Document which such corporate Principal Stockholder has entered into or will enter into in connection therewith has been duly executed and delivered by such corporate Principal Stockholder and constitutes the legal, valid and binding obligation of such corporate Principal Stockholder, enforceable in accordance with its respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, and except as the same may be subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (g) Each Principal Stockholder that is a trust has all requisite power and authority (trust and other) necessary in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document which it has entered into or will enter into in connection therewith and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and each such Collateral Document have been duly authorized by all requisite trust or other action. This Agreement and each Collateral Document which such trust Principal Stockholder has entered into or will enter into in connection therewith has been duly executed and delivered by such trust Principal Stockholder and constitutes the legal, valid and binding obligation of such trust Principal Stockholder, enforceable in accordance with its respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, and except as the same may be subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.6 Stockholder Representative. Each Principal Stockholder hereby designates and appoints David C. Bliss with full power of substitution (the "Stockholder Representative") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the Stockholder Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes the other Parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the Stockholder Representative. The other Parties hereto are and will be entitled to rely on any action so taken or any notice given by the Stockholder Representative and are and will be entitled and authorized to give notices only to the Stockholder Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the Stockholder Representative may be chosen by the holders of a majority of the outstanding shares of Company Common Stock at the time held by the Principal Stockholders, provided that written notice thereof is given by the successor Stockholder Representative to the Parent.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                              AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary, jointly and severally, represent, warrant and covenant to, and agree with, the Company as follows:

         5.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a)      Each of Parent and its Subsidiaries:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

                  (ii) has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent that the failure to have obtained any such Governmental Authorization or Private Authorization or to have made any such Governmental Filing would not have an Adverse Effect; and

                  (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 5.1(a)(iii) of the Parent Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to qualify or to maintain such authorizations would not have an Adverse Effect.

         (b) Each of Parent and Merger Subsidiary has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act and as set forth in Section 5.1(c) of the Parent Disclosure Schedule, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action, except for the approval of Parent's stockholders required to amend Parent's certificate of incorporation (to authorize additional shares of Parent Stock to be issued in connection with the Merger). This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by Parent and Merger Subsidiary will constitute, legal, valid and binding obligations of Parent and Merger Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, and except as the same may be subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (c) Except as set forth in Section 5.1(c) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Parent, Merger Subsidiary or any of the other parties hereto or thereto which is Affiliated with Parent or Merger
Subsidiary:

                  (i) will materially conflict with, or result in a material breach or violation of, or constitute a material default under, any Applicable Law on the part of Parent or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material Contractual Obligation of Parent or any Subsidiary,

                  (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by Parent or any such other party, other than any Lien which is not material in relation to the property it encumbers, or

                  (iii) will require any material Governmental Authorization or Governmental Filing or Private Authorization, except for the approval of Parent's stockholders required to amend Parent's certificate of incorporation (to authorize additional shares of Parent Stock to be issued in connection with the Merger), and filing requirements under Applicable Law in connection with the Merger and the Transactions and pursuant to the HSR Act.

         5.2      Financial and Other Information.

         (a) Parent and CT have filed all forms, reports and documents required to be filed by them under Section 13 of the Exchange Act with the SEC since March 19, 1997. Parent has previously furnished to the Company complete and accurate copies, as amended or supplemented, of (a) CT's Annual Report on Form 10-K for the fiscal year ended October 31, 1998; (b) CT's Quarterly Report on Form 10-Q for the quarter ended January 30, 1999, and (c) all other forms, reports and documents filed by Parent or CT under Section 13 of the Exchange Act with the SEC since January 30, 1999, which reports are listed in Section 5.2 of the Parent Disclosure Schedule (the forms, reports and other documents referred to in clauses (a) through (c) above being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of CT included in the SEC Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and
(iii)
fairly present the consolidated financial condition, results of operations and cash flows of CT and its Subsidiaries as of the respective dates thereof and for the periods referred to therein, subject, in the case of unaudited financial statements, to the absence of footnotes and other presentation items and to normal year-end audit adjustments and accruals.

         (b) Parent does not directly own any capital stock or equity or proprietary interest in any Entity or enterprise and has no direct Subsidiaries, however organized and however such interest may be denominated or evidenced, except for CT. Parent does not indirectly own any capital stock or equity or proprietary interest in any Entity or enterprise and has no indirect Subsidiaries, however organized and however such interest may be denominated or evidenced, except as set forth in Section 5.2(b) of the Parent Disclosure Schedule. With respect to Merger Subsidiary and any Subsidiary disclosed in such
Section 5.2(b), Parent owns, and at the Closing will own, directly or indirectly, 100% of the issued and outstanding capital stock and all Convertible Securities and Option Securities of such Subsidiary, and all of such securities are, and at the Closing will be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and, except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, free of Liens. Parent is a holding company whose sole assets consist of its interests in CT, except as set forth in
Section 5.2(b) of the Parent Disclosure Schedule. Parent has heretofore furnished to the Company copies of the consolidated financial statements of Parent listed in Section 5.2(b) of the Parent Disclosure Schedule (the "Parent Financial Statements"). The Parent Financial Statements, including in each case the notes thereto, (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein) and (y) except as otherwise noted therein, fairly present the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the respective dates thereof and for the periods referred to therein, subject, in the case of unaudited Parent Financial Statements, to the absence of footnotes and other presentation items and to normal year-end audit adjustments and accruals.

         5.3 Authorized and Outstanding Capital Stock. The authorized and outstanding capital stock of each of Parent and each Subsidiary is as set forth in Section 5.3 of the Parent Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable, has not been issued in violation of any preemptive rights and is, except as set forth in Section 5.3 of the Parent Disclosure Schedule, not subject to any preemptive or similar rights. There is neither outstanding nor has Parent or any Subsidiary agreed to grant or issue any equity securities or any Option Security or Convertible Security (except as set forth in Section 5.3 of the Parent Disclosure Schedule). Neither Parent nor any Subsidiary is a party to nor is either bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any equity securities or any Option Security or Convertible Security, except as set forth in Section 5.3 of the Parent Disclosure Schedule. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, between the date hereof and the Closing, neither Parent nor any Subsidiary will issue, sell or purchase or agree to issue, sell or purchase any equity securities or any Option Security or Convertible Security of Parent or any Subsidiary. All of the issued and outstanding capital stock of Parent has been issued in compliance with applicable Federal and state securities laws. Prior to the Closing, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Stock required to be issued by it pursuant to this Agreement. Shares of Parent Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof and, assuming the accuracy of the investment representations of the Stockholders receiving Stock Merger Consideration, the issuance thereof will be exempt from registration under Federal and state securities laws.

         5.4 Changes in Condition. Since the date of the most recent financial statements included in the SEC Reports, except to the extent specifically described in Section 5.4 of the Parent Disclosure Schedule, there has been no Adverse Change in Parent. There is no Event known to Parent which Adversely Affects Parent, or the ability of Parent to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in Section 5.4 of the Parent Disclosure Schedule.

         5.5      Liabilities.

         (a) At the date of the most recent balance sheet forming part of the SEC Reports, Parent and its Subsidiaries had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, in the notes thereto or in
Section 5.5 of the Parent Disclosure Schedule, and since such date Parent and its Subsidiaries have not incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business of Parent and its Subsidiaries consistent with past practice, which do not, in the aggregate, Adversely Affect Parent and its Subsidiaries taken as a whole except to the extent set forth in Section 5.5 of the Parent Disclosure Schedule.

         (b) None of Parent and its Subsidiaries has Guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person material to Parent and its Subsidiaries taken as a whole, except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the SEC Reports or in
Section 5.5 of the Parent Disclosure Schedule.

         5.6      Title to Properties; Leases.

         (a) Parent or one of its Subsidiaries has good legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and good, clear, record and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent balance sheet forming part of the SEC Reports, or held by Parent or a Subsidiary of Parent for use in its business if not so reflected, and good and clear indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or (excluding leased property) held by Parent or a Subsidiary of Parent for use in its business if not so reflected, or purported to have been acquired by Parent or a Subsidiary of Parent since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of Parent, free and clear of all Liens, except (w) such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the SEC Reports, (x) Liens securing taxes, assessments, governmental charges or levies, or the claims of mechanics materialmen, carriers, landlords and like persons, which are not yet due or payable, (y) Permitted Liens or (z) as set forth in Section 5.6(a) of the Parent Disclosure Schedule. Each Lease or other occupancy or other agreement under which Parent or a Subsidiary of Parent holds real or personal property has been duly authorized, executed and delivered by Parent or such Subsidiary and each such Lease is a legal and valid obligation of Parent or such Subsidiary. Parent or a Subsidiary has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or material tangible personal property. All of such Leases are valid and subsisting and in full force and effect; and neither Parent nor such Subsidiary nor, to the knowledge of Parent, any other party thereto is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

         (b) The real property owned or leased by Parent or its Subsidiaries is in all material respects disclosed in the SEC Reports or Section 5.6(b) of the Parent Disclosure Schedule, and the real property, fixtures, fixed assets and machinery and equipment owned or leased by Parent or its Subsidiaries are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted. Each of Parent and its Subsidiaries owns or leases all tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted until the Closing.

         (c) With respect to each parcel of real property owned by Parent or one of its Subsidiaries, except as set forth in Section 5.6(c) of the Parent Disclosure Schedule:

                  (i) there are no pending or, to the knowledge of Parent, threatened condemnation proceedings relating to such parcel, and there are no pending or, to the knowledge of Parent, threatened litigation or administrative actions relating to such parcel or other matters Adversely Affecting the use, occupancy or value thereof;

                  (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the Current Uses and such buildings and improvements are located within the boundary lines of the described parcel of land, are not in violation of Applicable Laws and, to the best knowledge of Parent, do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (iii) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

                  (iv) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Current Uses and in accordance with all Applicable Laws, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

                  (v) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

                  (vi) neither Parent nor any of its Subsidiaries has received no written notice of any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such parcel; and

                  (vii) such parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (a) to fulfill any zoning, building code, or other municipal or governmental requirement,
         (b) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (c) to fulfill the requirements of any lease. No building or other improvement not included in such parcel relies on any part of such parcel to fulfill any requirement of Applicable Laws or for structural support or the furnishing of any essential building systems or utilities. Such parcel is assessed by local property assessors as a tax parcel separate from all other tax parcels.

         (d) With respect to each Lease by which Parent or any Subsidiary leases or subleases any real property, except as set forth in Section 5.6(d) of the Parent Disclosure Schedule:

                  (i) such Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                  (ii) no party to such Lease has repudiated any provision thereof;

                  (iii) there are no disputes, oral agreements, or forbearance programs in effect as to such Lease;

                  (iv) such Lease contains no provision pursuant to which any increased or additional rent or other charge will be or may be assessed against Parent or any Subsidiary as a result of the Transactions or as a condition to any consent required under such Lease required of Parent or any Subsidiary on account of the Transactions, other than any such increased or additional rent or other charge which is not material in relation to such Lease;

                  (v)  none  of  Parent  and  its   Subsidiaries  has  assigned,
         transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (vi) all facilities leased or subleased thereunder have received all material Governmental Authorizations required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

                  (vii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         5.7 Inventory. The inventory of CT and its Subsidiaries as set forth on the most recent consolidated balance sheet forming part of the SEC Reports was, and the inventory of CT and its Subsidiaries on the date hereof is and on the Closing Date will be, in good and merchantable condition, and in useable or saleable condition in the ordinary course of business, except for obsolete or defective materials and any excess stock items which either (i) are reserved for on the most recent consolidated balance sheet forming part of the SEC Reports or
(ii) alone and in the aggregate are not material. Such inventory does not include any amounts of any item that was at any prior time written off or written down by CT. There is no Adverse condition currently affecting the supply of materials or inventory available to CT. The inventory of CT and its Subsidiaries as set forth on the most recent consolidated balance sheet forming part of the SEC Reports is consistent in all material respects with the results of the actual physical inventory conducted by CT and its Subsidiaries most recently prior to the date of such balance sheet.

         5.8 Accounts and Notes Receivable. All accounts and notes receivable reflected on the most recent consolidated balance sheet forming part of the SEC Reports and all accounts and notes receivable arising subsequent to the date of such balance sheet have or will have arisen in the ordinary course of business, represent valid obligations to CT (or a Subsidiary), and have been collected or will be collected in the aggregate amounts thereof recorded on the books of CT, except for (i) those accounts or notes receivable reserved against on such balance sheet and (ii) those accounts or notes receivable that have not been or will not be collected which individually and in the aggregate are not material.

         5.9 Compliance with Private Authorizations. All Private Authorizations which individually or in the aggregate are material to Parent and its Subsidiaries taken as a whole are in full force and effect. Each of Parent and its Subsidiaries has obtained all Private Authorizations which are necessary for the ownership by Parent or such Subsidiary of its properties and the conduct of its business as now conducted, except to the extent that the failure to have obtained any such Private Authorization would not have an Adverse Effect. Neither Parent nor any Subsidiary is in breach or violation of, or in default in the performance, observance or fulfillment of, any Private Authorization, except for such defaults, breaches or violations, as do not in the aggregate have any Adverse Effect on Parent. No Private Authorization is the subject of any pending or, to Parent's knowledge, threatened attack, revocation or termination.

         5.10 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 5.10(a) of the Parent Disclosure Schedule contains a description or disclosure of or reference to:

                  (i) all Legal Actions which are pending or, to Parent's knowledge, threatened or contemplated against, and which in any manner relate Adversely to, Parent; and

                  (ii) each Governmental Authorization to which Parent or any of its Subsidiaries is subject and which is material to the business, operations, properties, prospects, condition (financial or other), or results of operations of Parent and its Subsidiaries, all of which are in full force and effect.

         (b) Parent or a Subsidiary of Parent has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by Parent or such Subsidiary or which, if not obtained and maintained, could singly or in the aggregate have any Adverse Effect on Parent. No Governmental Authorization is the subject of any pending or, to Parent's knowledge, threatened attack, revocation or termination. Neither Parent nor any Subsidiary of Parent is or at any time since March 15, 1998 has been, or is or has during such time been charged with, or to Parent's knowledge is threatened or under investigation with respect to, any breach or violation of, or default in the performance, observance or fulfillment of any Governmental Authorization or any Applicable Law, except (i) for such breaches, violations or defaults as do not have in the aggregate any Adverse Effect on Parent or (ii) as otherwise described in Section 5.10(b) of the Parent Disclosure Schedule.

         (c) Except as set forth in Section 5.10(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries, and the conduct and operation of their respective businesses, are in compliance with all Applicable Laws which (i) affect or relate to this Agreement or the Transactions or (ii) are applicable to Parent or any of its Subsidiaries or their respective businesses, except for any violation of, or default under, any Applicable Law which would not reasonably be expected to have an Adverse Effect on Parent.

         5.11     Intangible Assets; Intellectual Property.

         (a) Section 5.11 of the Parent Disclosure Schedule sets forth a true, correct and complete list of all Governmental Authorizations relating to Intangible Assets or Intellectual Property or rights with respect thereto, that are necessary for the present conduct of Parent's consolidated business, including without limitation the nature of Parent's or one of its Subsidiaries' interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Parent or one of its Subsidiaries owns or possesses or otherwise has the right to use all Governmental Authorizations, Intangible Assets and Intellectual Property necessary for the conduct of Parent's business free and clear of all Liens and without any conflict with the rights of others, except as set forth in Section 5.11 of the Parent Disclosure Schedule. Except as otherwise described in Section 5.11 of the Parent Disclosure Schedule, no Governmental Authorization, Intangible Asset or Intellectual Property has been or is now involved in any opposition, invalidation, or cancellation, and no Intellectual Property infringes any trade name, trademark or service mark of any third party. Each of Parent and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses. None of Parent and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Parent and its Subsidiaries has ever received any charge, complaint, claim, or notice alleging any such knowledge of Parent, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any material Intellectual Property rights of any of Parent and its Subsidiaries.

         (b) With respect to each item of Intellectual Property that any of Parent and its Subsidiaries owns:

                  (i) the identified owner possesses all right, title, and interest in and to the item;

                  (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                  (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of Parent, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) none of Parent and its Subsidiaries has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (c) Section 5.11 of the Parent Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that any of Parent and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. Parent has supplied the Company with correct and complete copies of all such licenses, sublicenses, and permissions (as amended to date). With respect to each such item of used Intellectual Property, except as set forth in
Section 5.11 of the Parent Disclosure Schedule:

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (iii) none of Parent or its Subsidiaries nor, to the knowledge of Parent, any other party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) none of Parent or its Subsidiaries nor, to the knowledge of Parent, any other party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

                  (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or, to the knowledge of Parent, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual property; and

                  (viii) none of Parent and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         5.12 Related Transactions. Section 5.12 of the Parent Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction between Parent and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of Parent's business), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof.

         5.13 Insurance. Each of Parent and its Subsidiaries has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it is engaged. Neither Parent nor any of its Subsidiaries is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date. Neither Parent nor any of its Subsidiaries has received any written notice from any insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither Parent nor any of its Subsidiaries has incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

         5.14 Tax Matters. Except as set forth on Section 5.14 of the Parent Disclosure Schedule:

         (a) Each of Parent and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. All Taxes owed by the Parent and its Subsidiaries (whether or not shown on any Tax Return) that are due on or prior to the Closing Date have been paid or will have been paid on or prior to the Closing Date. All material Taxes which the Parent and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither the Parent nor any Subsidiary has executed any waiver to extend the applicable statute of limitations or agreed to any extension of time with respect to any Tax assessment or deficiency in respect of any Tax liabilities of the Parent (or any Subsidiary) for the fiscal years prior to and including the most recent fiscal year. Neither the Parent nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code.

         (b) From the end of its most recent fiscal year to the date hereof, the Parent and its Subsidiaries have not made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

         (c) Parent and its Subsidiaries have, or will on or before the Closing Date have, paid, accrued or made full, adequate and complete provision (without regard to whether such provision would or would not be required or sufficient under GAAP) on their books for all Taxes (whether or not shown on any Tax Return) attributable to taxable periods ending on or before the Closing Date. For purposes of the preceding sentence, the date of the most recently prepared monthly internal financial statements of Parent and Merger Subsidiary shall be treated as the last day of a taxable period, whether or not the taxable period in fact ends on such date.

         5.15     Employee Retirement Income Security Act of 1974.

         (a) Parent (which for purposes of this Section 5.15 shall include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) does not contribute to any Plan or sponsor any Plan or Benefit Arrangement and has not contributed to or sponsored any Plan or Benefit Arrangement that Parent is required to disclose in its filings with the SEC, except as set forth in Section 5.15(a) of the Parent Disclosure Schedule. As to all such Plans and Benefit Arrangements, and except as disclosed in such Section 5.15(a) of the Parent Disclosure Schedule:

                  (i) all Plans and Benefit Arrangements comply and have been administered in form and in operation in all material respects with all Applicable Laws, and Parent has not received any outstanding notice from any Authority questioning or challenging such compliance;

                  (ii) all Plans maintained or previously maintained by Parent that are or were intended to comply with Section 401 of the Code comply and complied in form and in operation in all material respects with all applicable requirements of such Section, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section;

                  (iii) none of the assets of any Plan are invested in employer securities or employer real property;

                  (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which Parent has any material liability;

                  (v) there are no Claims (other than routine claims for benefits) pending or threatened involving Plans or the assets of Plans;

                  (vi) neither Parent nor any ERISA Affiliate has maintained any Plan that is subject to Title IV of ERISA;

                  (vii) to the extent that the most recent balance sheet forming part of the SEC Reports does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date, such amounts are set forth in Section 5.15(a) of the Parent Disclosure Schedule;

                  (viii) Parent has not, nor has any of its respective directors, officers, employees or any other fiduciary, committed any breach of fiduciary responsibility imposed by ERISA that would subject Parent or any of its directors, officers or employees to any material liability under ERISA;

                  (ix) except as set forth in Section 5.15(a) of the Parent Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, Parent does not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of Parent; and

                  (x) Parent has made available to the Company a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan.

         (b) Parent is not nor has it ever been a party to any Multiemployer Plan or made contributions to any such plan.

         5.16     Employment Arrangements.

         (a)  Parent  and its  Subsidiaries  have no  obligation  or  liability, contingent or other, under any Employment Arrangement that is required to be disclosed in Parent's or any Subsidiary's filings with the SEC (whether or not listed in Section 5.15(a) of the Parent Disclosure Schedule), other than those listed or described in Section 5.16(a) of the Parent Disclosure Schedule. Neither Parent nor any of its Subsidiaries is now nor during the past three (3) years has it been subject to or involved in or, to Parent's knowledge, threatened with any union elections, petitions therefor or other organizational activities, except as described in Section 5.16(a) of the Parent Disclosure Schedule. None of the employees of Parent or any of its Subsidiaries is represented by any labor union or other employee collective bargaining organization and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees.

         (b) Except as set forth in Section 5.16(b) of the Parent Disclosure Schedule, no employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, or become entitled to severance, termination allowance or similar payments as a direct result of this Agreement, the Merger or the Transactions.

         5.17 Material Agreements. Listed in Section 5.17(a) of the Parent Disclosure Schedule are all Material Agreements that Parent or any of its Subsidiaries is required to disclose in its filings with the SEC relating to the ownership or operation of the business and property of Parent and its Subsidiaries presently held or used by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by Parent to the Company (or, if oral, true, complete and correct descriptions thereof have been set forth in Section 5.17(a) of the Parent Disclosure Schedule). Except as set forth in Section 5.17(a) of the Parent Disclosure Schedule, all of the Material Agreements are valid, binding and legally enforceable obligations of Parent or such Subsidiary, as the case may be, and, to Parent's knowledge, the other parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity), and Parent or such Subsidiary is validly and lawfully operating its business and owning its property under each of the Material Agreements. Neither Parent nor any of its Subsidiaries is in default in the payment or performance of any of its obligations under any Material Agreement. No Event which, with the giving of notice or the passage of time, or both, constitutes an event of default by Parent or any of its Subsidiaries under any Material Agreement has occurred and is continuing, except for such defaults that would not, individually or in the aggregate, have an Adverse Effect on Parent. To the knowledge of Parent, no other party to any Material Agreement is in default in any material respect in the payment or performance of its obligations thereunder and no Event which, with the giving of notice or the passage of time, or both, constitutes a material event of default by such other party under any Material Agreement has occurred and is continuing.

         5.18     Ordinary Course of Business.

         (a) Parent (which term for purposes of this Section 5.18 shall include any Subsidiary), from the date of the most recent balance sheet forming part of the SEC Reports to the date hereof, and until the Closing Date, except as may be described on Section 5.18(a) of the Parent Disclosure Schedule or as may expressly be required or permitted by the terms of this Agreement:

                  (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

                  (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business;

                  (iii) except in each case in the ordinary course of business, consistent with prior practice,

                           (a)      has not  incurred  and  will not  incur  any
                                    Indebtedness,   obligations  or  liabilities
                                    (fixed, contingent or other);

                           (b) has not entered and will not enter into any commitments; and

                           (c) has not canceled and will not cancel any debts or claims; and

                           (d) has not prepaid and will not prepay any Indebtedness in advance of its contractual maturity date.

                  (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

                  (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than taxes in the ordinary course of business, current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business;

                  (vi) has not created or permitted to be created, and will not create or permit to be created any Lien on any of its tangible property;

                  (vii) has not transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;

                  (viii) except in the ordinary course of business, consistent with prior practice, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

                  (ix) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (x) has not waived, and will not waive, any rights of material value without fair and adequate consideration;

                  (xi)     has not experienced any work stoppage;

                  (xii) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for amendments or terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof;

                  (xiii) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

                  (xiv) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to Parent, except in the ordinary course of business, consistent with prior practice;

                  (xv) has not incurred and will not incur any Indebtedness owing to any stockholder and has not made and will not make any loans or advances to any stockholder ;

                  (xvi) has not split, combined or reclassified any of Parent's capital stock or issued or authorized the issuance of any securities in respect of, in lieu of or in substitution of any shares of Parent's capital stock, and will not do any of the foregoing;

                  (xvii) has not issued, sold or otherwise disposed of any of its capital stock (other than pursuant to the exercise of Option Securities in accordance with the terms thereof), or issued Option
         Securities or Convertible Securities or preemptive rights or other rights to purchase or obtain any of its capital stock (other than pursuant to option plans in effect on the date hereof), or accelerated the vesting or otherwise amended or waived the terms of any Option Securities or Convertible Securities, and has not declared, set aside, or paid any dividend or distributions with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock (other than pursuant to the exercise of put or call rights under the Stockholders Agreement), and will not do any of the foregoing (other than as set forth above);

                  (xviii) has not amended and will not amend any of its Organic Documents (other than the amendment to its certificate of incorporation contemplated by this Agreement);

                  (xix) has not changed and will not change any method of accounting or accounting practice or policy, except as required by Applicable Law or by GAAP;

                  (xx) has not accelerated accounts receivable, delayed accounts payable, or liquidated inventory, and will not do so, except in the ordinary course of business consistent with past practice; and

                  (xxi) has not made any Tax election that could reasonably be expected to have an Adverse Effect or settle or compromise any material Tax liability, and will not do any of the foregoing.

         (b) From the end of its most recent fiscal year to the date hereof, except as described in Section 5.18(b) of the Parent Disclosure Schedule, Parent has not, and on or prior to the Closing Date will not have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

         5.19 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Parent.

         5.20 Environmental Matters. Except as set forth in Section 5.20 of the Parent Disclosure Schedule:

         (a) each of Parent and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws.

         (b) As of the date hereof, no underground storage tanks are present under any property that Parent (which term for purposes of this Section 5.20 shall include any Subsidiary) or any Affiliate now owns, operates, occupies or leases. As of the date hereof, no material amount of any Hazardous Material, but excluding routine quantities of office and janitorial supplies, has been released, discharged, spilled, buried or disposed of, as a result of the actions of Parent, or to the knowledge of Parent, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Parent or any Affiliate has at any time owned, operated, occupied or leased in such circumstances as would constitute a violation of Applicable Law or be reasonably expected to result in liability on Parent pursuant to any Environmental Law. To Parent's knowledge, no Event has occurred which could reasonably be expected to result in a claim against Parent in any environmental litigation or impose upon Parent any environmental liabilities which could reasonably be expected to have an Adverse Effect on Parent.

         (c) At no time has Parent or an Affiliate engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity, which such violation could reasonably be expected to have an Adverse Effect on Parent. Parent has not treated, stored, disposed of, arranged for the disposal of or transported any Hazardous Material to or at any property or facility at which there has been a release or threat of release of Hazardous Materials in a manner that has given or is reasonably likely to give rise to liability under any Environmental Law.

         (d) Parent currently holds all Environmental Permits necessary for the conduct of its Hazardous Materials Activities and other businesses as such activities and businesses are currently being conducted, the absence of which could reasonably be expected to have an Adverse Effect on Parent.

         (e) No action, proceeding, revocation proceeding, amendment proceeding, writ, injunction or claim is pending or, to Parent's knowledge, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Parent and Parent has not received from any Governmental Entity any written request for information, notice of violation or notice of responsibility or similar notification of liability, investigatory, corrective action or remedial obligation under any Environmental Law.

         5.21 Anti-takeover Statutes Not Applicable. No "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation is applicable to Parent's or Merger Subsidiary's entering into this Agreement and consummating the transactions contemplated hereby.

         5.22 Litigation. Section 5.22 of the Parent Disclosure Schedule sets forth each instance in which Parent or any of its Subsidiaries is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge.

         5.23 Solvency. At the Closing, Parent and its Subsidiaries will be, on a consolidated basis, Solvent after giving effect to the Merger and the Transactions. For purposes of this Agreement, "Solvent" shall mean with respect to any Person that (a) the fair saleable value of the property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, (b) the fair saleable value of the property of such Person is, on such date, not less than the amount that will be required to pay the probable liability of such Person on such Person's existing debts as they become absolute and mature, (c) such Person does not have unreasonably small capital for conducting the business theretofore or proposed to be conducted by such Person and (d) such Person has not incurred nor does it plan to incur debts beyond its ability to pay as they mature.

         5.24 Financing Commitment Letter. CT has executed the financing commitment letter attached as Exhibit 7.2(j).

         5.25 Continuing Representations and Warranties. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of Parent and Merger Subsidiary set forth in this Article shall be true and correct on the Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as of a specific date shall be true and correct as of such date on the Closing Date.

         5.26 Disclosure. No representation or warranty by Parent contained in this Agreement, and no statement contained in the Parent Disclosure Schedule or any document, certificate of other instrument delivered to or to be delivered by or on behalf of Parent pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 6

                              ADDITIONAL COVENANTS

         6.1      Access to Information; Confidentiality.

         (a) The Company shall afford to Parent and its Representatives, and the Parent shall afford to the Company and its Representatives, reasonable access during normal business hours throughout the period prior to the Effective Time to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including without limitation Tax Returns). To the extent not provided for pursuant to the preceding sentence, during such period, the Company shall furnish promptly upon request (i) all financial records, ledgers, workpapers and other sources of financial information possessed or controlled by the Company, any Company Subsidiary or the Company's accountants reasonably deemed by Parent or its Representatives necessary or useful for the purpose of performing an audit of the Company and its Subsidiaries and certifying financial statements and financial information, and (ii) such other information concerning any of the foregoing as Parent shall reasonably request. In addition, each Party shall furnish promptly upon request a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it or any of its Subsidiaries with any Authority in connection with the Transactions or which may have a material effect on their respective businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations. The Company and Parent acknowledge that they have heretofore executed a confidentiality agreement, executed by the Company on July 27, 1998 and by Parent on July 18, 1998 (the "Confidentiality
Agreement"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by Parent or its Representatives or by the Company or its Representatives from Parent, pursuant to this Section 6.1(a), the Confidentiality Agreement or otherwise, shall be subject to the provisions of the Confidentiality Agreement.

         (b) Subject to the terms and conditions of the Confidentiality Agreement, Parent and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, Parent and the Company shall each promptly redeliver all non-public written material provided pursuant to this Section 6.1 or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

         6.2      Agreement to Cooperate.

         (a) Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to consummate the Merger and make effective the Transactions, including using its reasonable best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the condition applicable to it set forth in Section 7.1(d), (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws or the HSR Act and any other submissions requested by the SEC, the Federal Trade Commission or the Department of Justice) and (iv) to lift any injunction or other legal bar to the Merger and the Transactions (and, in such case, to proceed with the Merger and the Transactions as expeditiously as possible), subject, however, to the requisite vote of the Stockholders. Each of the Parties recognizes that the consummation of the Merger and the Transactions is subject to the preacquisition notification requirements of the HSR Act. Each agrees that, to the extent required by Applicable Law to consummate the Merger, it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each covenants and agrees to use its reasonable best efforts to achieve the prompt termination or expiration of any waiting period or any extension thereof under the HSR Act. Notwithstanding anything to the contrary contained in this Agreement, in connection with or as a condition to receiving the consent or approval of any Authority or otherwise, Parent shall not be required to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Merger).

         (b) Parent shall use its reasonable best efforts to assist the Company in the preparation of any materials, and shall provide information about its and its Subsidiaries' operations and financial condition for inclusion therein, to be distributed to the Stockholders prior to the Company Meeting.

         (c) The Company will use its reasonable best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions specified in Sections
7.1 and 7.3. Each of Parent and Merger Subsidiary will use its reasonable best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 7.1 and 7.2.

         (d) The Company shall take such steps as are necessary and appropriate to obtain, and shall promptly obtain on or prior to the Closing Date, satisfaction and discharge of all Liens set forth in Section 3.6(a) of the Company Disclosure Schedule.

         (e) The Parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes or any Plan, Benefit Arrangement or Employment Arrangement, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are re quired or permitted to be filed on or before the Effective Time.

         6.3 Certain Collateral Documents. Prior to the Closing Date, the Company shall deliver to Parent (i) counterpart signature pages to the Stockholders Agreement, executed by each Stockholder who will receive Parent Stock in the Merger, and (ii) a noncompetition agreement, substantially in the form attached hereto as Exhibit 6.3(ii) (a "Noncompetition Agreement"), executed by John L. Hilt, and Parent shall countersign such Noncompetition Agreement on or prior to the Closing Date. Notwithstanding anything to the contrary herein, it shall be a condition to a Stockholder's right to receive shares of Parent Stock pursuant to the Merger that such Stockholder shall have executed and delivered to Parent a counterpart signature page to the Stockholders Agreement. In the event a Stockholder does not so execute and deliver a counterpart signature page to the Stockholders Agreement, such Stockholder shall not be entitled to receive any shares of Parent Stock in the Merger and shall receive, in lieu thereof, cash in an amount equal to the product of (a) the shares of Parent Stock such Stockholder would have been entitled to and (b) the Determination Price.

         6.4 No Solicitation. The Principal Stockholders and the Company shall not, nor shall the Company permit any of its Subsidiaries, or any of their or the Company's or any Company Subsidiary's Representatives (including, without limitation, any investment banker, attorney or accountant) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to, the Company or any Company Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction; provided, however, that nothing contained in this Section 6.4 shall prohibit the Company or its Board of Directors from furnishing information and access to a third party, in each case only: (i) in response to an unsolicited bona fide written proposal for an Other Transaction with terms which the Company's Board of Directors determines in its reasonable, good faith judgment to be more favorable from a financial point of view to the Stockholders than the Merger (a "Superior Proposal"), (ii) to the extent the Company's Board of Directors determines, in accordance with and based upon the written advice of outside counsel, that the furnishing of such information and access is required under Applicable Law, and (iii) pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Parent; and provided, further, that nothing contained in this Section shall prohibit the Company or its Board of Directors from making any disclosure to Stockholders that, in the reasonable judgment of its Board of Directors in accordance with and based upon the written advice of outside counsel, is required under Applicable Law. Nothing in the foregoing provisos shall affect in any way the obligations of the Company under Section 1.2(a). The Company and each Principal Stockholder, as applicable, shall promptly advise Parent of, and communicate the material terms of, any proposal he, she or it may receive, or any inquiries he, she or it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Company and each Principal Stockholder, as applicable, shall further advise Parent of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). Other than a confidentiality agreement entered into in connection with a Superior Proposal as provided for herein, during the term of this Agreement, the Company and the Principal Stockholders shall not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the Company under this Agreement.

         6.5      Directors' and Officers' Indemnification and Insurance.

         (a) For a period of six years from and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all Claims or amounts that, with the approval of the Surviving Corporation as to settlements only, are paid in settlement of or otherwise in connection with any Claim based in whole or in part on the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger and the Transactions), in each case to the fullest extent currently provided under the Company's or such Subsidiary's Organic Documents (but only to the extent permitted under the DGCL), and shall pay any expenses in advance of the final disposition of any such action or proceeding to each such Person to the fullest extent permitted under the DGCL, upon receipt from the Person to whom expenses are advanced of an undertaking to repay such advances to the extent required under the DGCL; provided, however, that all rights to indemnification in respect of any claim asserted or made within such six year period shall continue until the disposition of such claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive. The provisions of this paragraph shall not apply to any Claim in respect of which a present or former officer or director of the Company is required to provide indemnification to any Parent Indemnified Party pursuant to Section 9.2(a)(iv)(d).

         (b) Parent shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect for three years following the Closing Date the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred at or before the Effective Time. In the event that any person is entitled to coverage under a directors' and officers' liability insurance policy pursuant to this Section 6.5 and such policy has lapsed, terminated, been repudiated or is otherwise in breach or default as a result of the Surviving Corporation's failure to maintain and fulfill its obligations pursuant to this Section 6.5, the Surviving
Corporation shall pay to such persons such amounts and provide any other coverage or benefits as such person shall have received pursuant to such policy.

         (c) Notwithstanding any other provisions hereof, the obligations of the Surviving Corporation under this Section 6.5 shall be binding upon the successors and assigns of the Surviving Corporation. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.5.

         (d)  Notwithstanding   any  other  provisions  hereof,   Parent  hereby
expressly agrees to guarantee the obligations of the Surviving Corporation under this Section 6.5.

         (e) The provisions in this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder, and each such person's heirs and representatives (it being expressly agreed that such persons shall be the third party beneficiaries of this Section 6.5).

         6.6 Notification of Certain Matters. Each Party shall give prompt notice to the other of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause in any material respect (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, or (ii) any change to be made in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or (iii) any failure of the Company or Parent, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         6.7 Public Announcements. Until the Closing, or in the event of termination of this Agreement, each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Company acknowledges and agrees that Parent may, without the prior consent of the Company, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, Parent will consult with, and exercise in good faith, all reasonable business efforts to agree with the Company regarding the nature, extent and form of such press release or public statement, and, in any event, with prior notice to the Company.

         6.8 Certain Actions Concerning Business Combinations. The Company will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable state takeover laws, if any, with respect to or as a result of the Merger or the Transactions.

         6.9 Tax Treatment. Each party hereto shall use all reasonable business efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable business efforts to prevent any Affiliate of such party from taking, any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         6.10 Pre-Closing Covenants of the Company and its Subsidiaries. Between the date hereof and the Closing Date, each of the Company and its Subsidiaries (except (i) as may be described on Schedule 3.18 of the Company Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, or (iii) as may be consented to by Parent) will operate its business in the normal, usual and customary manner in the ordinary course, consistent with prior practice as provided and specified in Section 3.18.

         6.11 Pre-Closing Covenants of Parent and its Subsidiaries. Between the date hereof and the Closing Date, each of Parent and its Subsidiaries (except
(i) as may be described on Schedule 5.18 of the Parent Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, or
(iii) as may be consented to by the Company) will operate its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice as provided and specified in Section 5.18.

         6.12     Employment Matters.

         (a) Parent and Merger Subsidiary agree that, for so long as any active employee of the Company who continues to be employed by the Company as of the Effective Time (each, a "Continuing Employee") remains in the employ of the Surviving Corporation or any of its Subsidiaries, the Surviving Corporation or such Subsidiary will provide to such Continuing Employee coverage by benefit plans or arrangements substantially equivalent to those at the time in effect for the employees of CT.

         (b) Except with respect to accruals under any defined benefit pension plans, Parent and Merger Subsidiary will, or will cause the Surviving Corporation and its Subsidiaries to, give Continuing Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation for such Continuing Employee's service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent and Merger Subsidiary will, or will cause the Surviving Corporation and its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

         6.13 Employment Agreements. After the date hereof, and prior to the Effective Time, Parent and CT, or both as applicable, shall enter into Employment and Noncompetition Agreements, substantially in the forms attached hereto as Exhibit 6.13, with David C. Bliss, Alan L. Fansler, Wayne McCollum and James F. Hurley, which agreements shall be effective at the Effective Time and shall reflect the terms and conditions of their respective employment with the Surviving Corporation (the "New Employment Agreements").

         6.14 Financing. From the date hereof and prior to the Effective Time, Parent shall use its reasonable best efforts to obtain the financing of the Transactions as contemplated by the financing commitment letter attached hereto as Exhibit 7.2(j). In the event that the financing of the Transactions is not funded pursuant to such commitment letter, Parent shall use its reasonable best efforts to obtain reasonably available alternative financing to consummate the Transactions.

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
         6.15 Surviving Corporation Headquarters. The Parent hereby agrees that, except as otherwise provided below in this Section 6.15, the headquarters of the Surviving Corporation shall be maintained in Muskegon, Michigan for a period of not less than five years following the Closing Date. The preceding sentence shall not obligate the Parent or the Surviving Corporation to continue to maintain the headquarters of the Surviving Corporation in Muskegon, Michigan in the event there is a change of control of Parent or the Surviving Corporation.

         6.16 Fedco Pellet Systems, Inc. The Parent and the Surviving Corporation hereby agree that, so long as the Principal Stockholders are obligated to indemnify any Parent Indemnified Party with respect to Section 9.2(a)(v), they will not unreasonably withhold their consent to any course of action or disposition requested by the Stockholder Representative in respect of the Company's investment (or any matter related thereto) in Fedco Pellet Systems, Inc. as set forth in Section 3.2(b) of the Company Disclosure Schedule and will not take any action in respect thereof without the consent of the Stockholder Representative (which consent will not be unreasonably withheld).

                                    ARTICLE 7

                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the DGCL by the affirmative vote, or to the extent permitted by Applicable Law, by written consent, of the Stockholders holding at least the minimum number of shares of the Company Voting Common Stock then issued and outstanding as are required by Applicable Law and the Company's Organic Documents for such approval and adoption;

         (b) As of the Closing Date, no Legal Action shall be pending or threatened in writing by or before any Authority seeking to restrain, prohibit, make illegal or delay materially the Merger, or seeking material damages from the Party seeking to invoke this Section 7.1(b) (or, if Parent is seeking to invoke this Section 7.1(b), from the Company), or to impose any Adverse conditions in connection with the consummation of the Merger and the Transactions which might, in the reasonable business judgment of Parent, have an Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation) taken as a whole assuming consummation of the Merger;

         (c) The filing and waiting period requirements under the HSR Act relating to the consummation of the Merger shall have been complied with; and

         (d) The Stockholders Agreement shall have been amended and restated in substantially the form attached as Exhibit 7.1(d) hereto.

         7.2 Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the

Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Parent and its counsel, and Parent and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

         (b) The representations and warranties of each of the Company and the Principal Stockholders contained in this Agreement or in any Collateral Document shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date; each and all of the covenants, agreements and conditions to be performed or satisfied by the Company or the Principal Stockholders hereunder or under the Stockholders' Agreement at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and each of the Company and the Principal
Stockholders shall have furnished Parent with such certificates and other documents evidencing the truth of such representations and warranties and the performance of such covenants, agreements or conditions as Parent shall have reasonably requested;

         (c) The Company shall have furnished Parent with an opinion of Skadden, Arps, Slate Meagher & Flom LLP, counsel for the Company, dated the Closing Date and addressed to Parent and otherwise in the form attached hereto as Exhibit 7.2(c);

         (d) Each Stockholder of the Company receiving shares of Parent Stock shall have executed and delivered a counterpart signature page to the Stockholders Agreement, John L. Hilt shall have executed and delivered a Noncompetition Agreement in the form of Exhibit 6.3(ii) hereto and each of David
C. Bliss, Alan L. Fansler, Wayne McCollum and James F. Hurley shall have executed and delivered a New Employment Agreement in the form of Exhibit 6.13;

         (e) The Company shall have obtained consents to the assignment and continuation of all Material Agreements listed on Schedule 7.2(e);

         (f) As of the Closing Date, there shall not have occurred and be continuing any Adverse Change affecting the Company since the date of the most recent audited consolidated financial statements of the Company forming part of the Company Financial Statements;

         (g) Parent shall have received from its counsel, Sullivan & Worcester LLP, an opinion, dated as of the Closing Date, to the effect that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and, in connection with such opinion, the Company, Parent and Merger Subsidiary shall have executed and delivered to Parent and such counsel a certificate substantially in the form attached hereto as Exhibit 7.2(g) and made a part hereof;

         (h) The ESOP shall not have made a Rollover Election in respect of any shares of Company Common Stock held by it;

         (i) Dissenting Shares shall constitute no more than two and one-half percent (2 1/2%) of the Pro Forma Outstanding Company Shares at the Effective Time; and

         (j) The financing of the Transactions contemplated in the financing commitment letter attached as Exhibit 7.2(j) shall have been funded in accordance with the terms of such letter (and Parent hereby acknowledges that there shall not be a failure of this condition solely because Fleet shall have been willing to fund such financing only after exercise of its rights under the eighth paragraph of such financing commitment letter) or on reasonably comparable terms pursuant to an alternative financing commitment obtained under
Section 6.14 hereof.

         7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

         (a) Parent shall have furnished the Company with an opinion of Sullivan & Worcester LLP, counsel to Parent, dated the Closing Date and addressed to the Company and the Principal Stockholders and otherwise in the form attached hereto as Exhibit 7.3(a);

         (b) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

         (c) The representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement or in any Collateral Document shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date; each and all of the covenants, agreements and conditions to be performed or satisfied by each of Parent and Merger Subsidiary hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and each of Parent and Merger Subsidiary shall have furnished the Company with such certificates and other documents evidencing the truth of such representations and warranties and the performance of such covenants, agreements or conditions as the Company shall have requested; and

         (d) The Company shall have received from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, an opinion, dated as of the Closing Date, to the effect that the Merger constitutes a reorganization within the meaning of
Section 368 of the Code and, in connection with such opinion, the Company, Parent and Merger Subsidiary shall have executed and delivered to such counsel a certificate substantially in the form attached hereto as Exhibit 7.3(d) and made a part hereof;

         (e) As of the Closing Date, there shall not have occurred and be continuing any Adverse Change affecting Parent or CT since the date of the most recent audited consolidated financial statements of CT forming part of the SEC Reports;

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
         (f) The cash and shares of Parent Stock into which Shares and Vested Options are to be Converted at the Effective Time pursuant to Article 2 shall have been deposited with the Exchange Agent or the Escrow Agent, as applicable;

         (g) As of the Closing Date, Parent shall have executed and delivered the Stockholders Agreement and the New Employment Agreements as set forth in Sections 6.3 and 6.13 hereof; and

         7.4 Materiality. The use of the term "material" in Sections 7.2(b) and 7.3(c) hereinabove shall be disregarded when determining for purposes of such aforesaid Sections whether the breach of any provision of this Agreement has occurred, or whether any representation or warranty has become untrue or incorrect, as and to the extent the word "material," "materially" or any other similar term is used in the text of any such provision of this Agreement or such representation or warranty.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions by the Stockholders:

         (a) by mutual consent of Parent and the Company;

         (b) by either Parent or the Company if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger shall have become final and nonappealable;

         (c) by the Company in the event (i) the Company is not in breach of this Agreement and none of its representations and warranties shall have become and continue to be untrue in any material respect, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (ii) either (A) Parent or Merger Subsidiary is in breach of this Agreement or any of its representations or warranties contained in this Agreement or any Collateral Document shall have become and continue to be untrue in any material respect, unless, in either case such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (B) the Merger and the Transaction have not been consummated by the Termination Date;

         (d)      by Parent:

                  (i) if the Merger and the Transactions fail to receive the approval required by Applicable Law, by vote (or to the extent permitted by Applicable Law, by consent) of the Stockholders; provided, that if Parent shall not have exercised its right of termination under this Section 8.1(d)(i) within seven (7) business days after Parent receives notice of the failure to receive such required approval, the right of termination under this Section 8.1(d)(i) shall cease;

                  (ii) in the event (A) neither Parent nor Merger  Subsidiary is in breach of this Agreement and none of their representations or warranties shall have become and continue to be untrue in any material respect, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (B) either (I) the Company or any of the Principal Stockholders is in breach of this Agreement or any of its or their representations or warranties contained in this Agreement or any Collateral Document shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, (II) the Merger and the Transactions have not been consummated prior to the Termination Date, or (III) any Principal Stockholder is in breach of the Voting Agreement or any of his representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date; or

                  (iii) if the Company shall have entered into or agreed to enter into any Other Transaction.

         (e) The use of the term "material" in Sections 8.1(c) and (d) hereinabove shall be disregarded when determining for purposes of such aforesaid Sections whether the breach of any provision of this Agreement has occurred, or whether any representation or warranty has become untrue or incorrect, as and to the extent the word "material," "materially" or any other similar term is used in the text of any such provision of this Agreement or such representation or warranty.

         8.2 Effect of Termination. Except as provided in Sections 6.1, 6.7, 8.2 and 8.5, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination shall not relieve any Party from liability for the knowing and willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, or impair the right of the Company, on the one hand, and Parent and Merger Subsidiary, on the other hand, to compel specific performance of the other party of its or their obligations under this Agreement which survive termination.

         8.3 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of the Parties (or the respective Boards of Directors thereof in the case of the Company, Parent or Merger Subsidiary) at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the Stockholders, no amendment, which under Applicable Law may not be made without the approval of the Stockholders, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

         8.4 Waiver. At any time prior to the Effective Time, except to the extent Applicable Law does not permit, either Parent and Merger Subsidiary or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 8.1, (ii) waive any inaccuracies in the representations and warranties of

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
the other (and, in the case of Parent or Merger Subsidiary, of the Principal Stockholders) contained herein or in any document delivered pursuant hereto and
(iii) waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

         8.5 Fees, Expenses and Other Payments. All costs and expenses incurred in connection with this Agreement, the Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, filing fees under the HSR Act, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party which has incurred such costs and expenses (with respect to such Party, its "Expenses"). Without limiting the generality of the foregoing, the Company agrees to pay its and its Subsidiaries' Expenses in full prior to the Effective Time, it being the understanding of the Parties that none of Parent, the Surviving Corporation or Merger Subsidiary shall become liable for any of the Company's Expenses by virtue of the Merger.

         8.6 Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, or any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.


                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1   Effectiveness  of   Representations,   etc.   Regardless  of  any
investigation made by or on behalf of any other Party hereto, any Person controlling such Party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements set forth in Article 3 and
Article 4 and Article 5 hereof shall survive the Merger and remain operative and in full force and effect for a period of two (2) years following the Closing Date (the "First Survival Period"), except that the provisions of Section
3.3(b)(ii) shall survive for a period of six (6) years following the Closing Date (the "Second Survival Period").

         9.2      Indemnification.

         (a) The Principal Stockholders, severally and not jointly, agree to make whole, indemnify and hold Parent and its Affiliates, agents, successors and assigns (collectively, the "Parent Indemnified Parties") harmless as a result of, from or against:

                  (i) (a) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty (other than the representation contained in Section 3.3(b)(ii)) on the part of any one or more of the Company or any Principal Stockholder under this Agreement or any Collateral Document, provided, however, that the

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

                                    Principal   Stockholders   shall   have   no
                                    obligation    to   indemnify    the   Parent
                                    Indemnified Parties for Taxes imposed on any
                                    Parent  Indemnified  Party by  reason of the
                                    treatment of the  transfer of the  Company's
                                    assets to Merger Subsidiary  pursuant to the
                                    Merger as a taxable  asset  sale as a result
                                    of the failure of the Merger to qualify as a
                                    reorganization  under  Section  368  of  the
                                    Code,  unless such failure  resulted  solely
                                    from  the   inaccuracy   or  breach  of  any
                                    representation, warranty or agreement on the
                                    part  of  the   Company  set  forth  in  the
                                    Officer's  Certificates  attached  hereto as
                                    Exhibits  7.2(g)  and  7.3(d),  and  further
                                    provided,   however,   that  the   Principal
                                    Stockholders shall have no obligation to indemnify the Parent Indemnified Parties for Taxes imposed on any Parent Indemnified Party by reason of the failure of the cash paid pursuant to Section 2.1(a)(iii) hereof to Quality Future, Inc. to be deductible for income Tax purposes;

                           (b) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from the disposal of waste tires in Whitley County, Indiana described in Section 3.10(a) of the Company Disclosure Schedule;

                  (ii) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or any Principal Stockholder under this Agreement or any Collateral Document;

                  (iii) any and all Claims of the Parent Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section; and

                  (iv) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from:

                           (a) any breach or alleged breach by the Company of the contract with Exide Corporation (including without limitation the Claim of Exide Corporation currently pending in Berks County, Pennsylvania); or

                           (b) the amount by which the costs and expenses actually incurred by the Company in connection with the Merger and the Transactions, including legal and accounting fees and disbursements, and any other payments to any broker, finders, agents or similar intermediary (regardless of whether such costs and expenses have been paid on or before the Closing), exceed $4,000,000; or

                           (c) the declaration or payment of any dividends or distributions or the issuance of or acceleration of the vesting of any Option Securities or other rights to purchase or obtain any capital stock of the Company in contravention of Section 3.18 or 6.10 hereof; or

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
                           (d) any actual or alleged inaccuracy in or breach of Section 3.3(b)(ii) or any actual or alleged breach by the Company, or any officer, director or stockholder thereof, of any duty to the Company or any security holder thereof in connection with the allocation of the Merger Consideration among the security holders of the Company pursuant to this Agreement, but only to the extent arising out of matters within the scope of
                                    Section 3.3(b)(ii); or

                  (v) any Claim in the nature of a guarantee in respect of indebtedness of Fedco Pellet Systems, Inc. referenced in Section 3.5 of the Company Disclosure Schedule.

         (b) Parent hereby agrees to make whole, indemnify and hold the Rollover Stockholders and their respective Affiliates, agents, heirs, successors and assigns (collectively, the "Company Indemnified Parties") harmless as a result of, from or against:

                  (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty on the part of Parent or Merger Subsidiary under this Agreement or any Collateral Document;

                  (ii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of Parent under this Agreement or any Collateral Document; and

                  (iii) any and all Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section; and

                  (iv) any and all claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from:

                           (a) the amount by which the costs and expenses actually incurred by Parent in connection with the Merger and the Transactions (excluding the financing under the financing commitment letter attached as Exhibit 7.2(j) or an alternative financing commitment obtained under Section 6.14), including legal and accounting fees and disbursements, and any other payments to any broker, finders, agents or similar intermediary (regardless of whether such costs and expenses have been paid on or before the Closing), exceed $900,000; or

                           (b) the declaration or payment of any dividends or distributions or the issuance of or acceleration of the vesting of any Option Securities or other rights to purchase or obtain any capital stock of Parent in contravention of Section 5.18 or 6.11 hereof.

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
         (c)      Notwithstanding the foregoing:

                  (i) Except to the extent otherwise provided in clause (iv) of this Section 9.2(c), no indemnifying party shall be required to pay any amount for indemnification to any indemnified party hereunder except to the extent the aggregate amount of Claims under this Section 9.2 asserted by all such indemnified parties (excluding Claims under Section 9.2(a)(v)) against all such indemnifying parties exceeds Five Hundred Thousand Dollars ($500,000) or, solely in the case of Claims under Section 9.2(a)(v), One Hundred Thousand Dollars ($100,000), and then only with respect to such Claims in excess of such sum (the "Deductible").

                  (ii) Except to the extent otherwise provided in clause (iv) of this Section 9.2(c), the aggregate amount that all indemnifying parties shall be required to pay for indemnification to all indemnified parties under this Section 9.2 shall be limited to Ten Million Dollars ($10,000,000).

                  (iii) Notwithstanding anything else in this Article 9, to the extent that any Claim relates to a breach by a Principal Stockholder of a representation or warranty contained in Article 4 of this Agreement, then only such breaching Principal Stockholder shall be subject to this
         Article 9 with respect to the Claim resulting from such breach.

                  (iv) The Deductible and cap set forth in clauses (i) and (ii) of this Section 9.2(c) shall not apply to or limit indemnification Claims under Section 9.2(a)(ii), 9.2(a)(iv), 9.2(b)(ii) or 9.2(b)(iv) or indemnification Claims in respect of a breach of the representation and warranty in the first sentence of Section 3.3(a) as to the number of shares of Preferred Stock issued and outstanding, nor shall Claims under such Sections be taken into account in calculating whether such Deductible or cap has been exceeded.

                  (v) No claim for indemnification may be asserted after the expiration of the survival period in Section 9.1 applicable to the representation, warranty, covenant or agreement which is the subject of such claim. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the applicable survival period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof. The Escrow Fund shall be the sole amount available to satisfy any indemnity claims hereunder against any Principal Stockholder under
         Section 9.2(a)(i).

                  (vi) In the event of any recovery by the Company on its counterclaims in the pending litigation described in Section 9.2(a)(iv)(a), the amount of such recovery shall be credited (in shares of Parent Stock valued at the Determination Price) against any amounts required to be paid by the Principal Stockholders for indemnification to the Parent Indemnified Parties pursuant to Section 9.2(a) hereof.

         (d) The use of the term "material," "materially" or any other similar term in any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Document shall be disregarded when determining whether a Party is entitled to seek indemnification from any other Party pursuant to Section 9.2(a)(i) or (ii) or Section 9.2(b)(i) or (ii).

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

         (e) On or before the Closing Date, Parent, the Company and the Agent shall execute and deliver the Escrow Agreement. Any Claims of Parent for indemnification to be satisfied out of the Escrow Fund shall be made in accordance with the terms of the Escrow Agreement (it being hereby understood that for purposes of determining the number of shares of Parent Stock necessary to satisfy such Claim, the Determination Price shall be used). In accordance with the terms of the Escrow Agreement, each Principal Stockholder shall be entitled to receive all ordinary cash dividends paid in respect of his or her Proportionate Share of Parent Stock that would otherwise be registered in his or her name but for such shares being a part of the Escrow Fund and to vote and to give consents, waivers and ratifications in respect of his or her Proportionate Share of Parent Stock which is part of the Escrow Fund. In connection with any such vote or consent, the Agent and Parent, at Parent's expense, shall cause to be delivered to such Stockholder such information (including, without limitation, any proxy statement and cards). The Agent shall vote the shares of Parent Stock forming part of the Escrow Fund in accordance with the directions of the Principal Stockholders. In order to take such vote, the Agent shall tabulate the votes it receives from the Principal Stockholders and inform Parent in writing of the aggregate percent of all votes received for, against and in abstention with respect to each matter voted upon. Parent shall then convert such percent to a number based on the then-existing Escrow Fund, rounded in each case down to the nearest whole number.

         (f) In the event there are no Unresolved Claims (as defined in the Escrow Agreement), as soon as reasonably practicable and in any event not later than the fifth business day after the expiration of the First Survival Period, the Escrow Fund then remaining (other than the $4,000,000 portion of the Escrow Deposit withheld from the shares of Parent Stock otherwise issuable to Quality Future, Inc., and the interest and dividends accrued thereon and held as part of the Escrow Fund) shall be distributed to the Principal Stockholders entitled thereto in accordance with their Proportionate Share (provided that cash in lieu of fractional shares may be distributed in accordance with Section 2.1(d) hereof). In the event there are no Unresolved Claims (as defined in the Escrow Agreement), as soon as reasonably practicable and in any event not later than the fifth business day after the fourth anniversary of the Closing Date, the then remaining balance of the $4,000,000 portion of the Escrow Deposit withheld from the shares of Parent Stock otherwise issuable to Quality Future, Inc., and the interest and dividends accrued thereon and held as part of the Escrow Fund shall be distributed to Quality Future, Inc. (provided that cash in lieu of fractional shares may be distributed in accordance with Section 2.1(d) hereof). In the event one or more Unresolved Claims with respect to the Escrow Fund, if any, shall exist upon the expiration of the First Survival Period, a portion of the Escrow Fund (consisting of cash and shares of Parent Stock) having an aggregate value (with shares of Parent Stock valued for such purpose at Determination Price (as adjusted from time to time to reflect any split or combination of shares of Parent Stock)) equal to the sum of (i) the aggregate amount of such Unresolved Claims and (ii) the amount reasonably estimated by Parent to cover the fees, expense and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Fund and the balance thereof, if any (other than the $4,000,000 portion of the Escrow Deposit withheld from the shares of Parent Stock otherwise issuable to Quality Future, Inc., and the interest and dividends accrued thereon and held as part of the Escrow Fund), shall be distributed to the Persons entitled thereto. In the event one or more Unresolved Claims with respect to the Escrow Fund arising under Section 9.2(a)(iv)(d) hereof, if any, shall exist on the fourth anniversary of the Closing Date, a portion of the Escrow Fund (consisting of cash and shares of Parent Stock) having an aggregate value (with shares of Parent Stock valued for such purpose at Determination Price (as adjusted from time to time to reflect any split or combination of shares of Parent Stock)) equal to the sum of (i) the aggregate amount of such Unresolved Claims and (ii) the amount reasonably estimated by Parent to cover the fees, expense and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Fund and the balance thereof, if any (other than amounts retained pursuant to the preceding sentence), shall be distributed to the Persons entitled thereto. Upon the resolution of all such Claims and the payment of all such fees, expenses and costs out of the Escrow Fund, the balance of the cash and shares of Parent Stock, if any, shall be distributed to the Persons entitled thereto.

         (g) For purposes of this Article 9, claims for indemnification against the Principal Stockholders not covered by the Escrow Fund shall be allocated among the Principal Stockholders based upon the applicable contribution percentages set forth on Schedule 9.2(g) hereto.

         (h) Any amounts paid by the Principal Stockholders for indemnification to the Parent Indemnified Parties pursuant to Section 9.2(a) hereof or by Parent to the Company Indemnified Parties pursuant to Section 9.2(b) hereof shall be treated as an adjustment to the Merger Consideration.

         (i) Any amounts to be paid by Parent to the Company Indemnified Parties pursuant to Section 9.2(b) hereof shall be paid as follows: First, to the extent the Principal Stockholders shall have paid amounts for indemnification to the Parent Indemnified Parties pursuant to Section 9.2(a) hereof in the form of shares of Parent Stock held in the Escrow Fund, an equivalent amount of Parent's payments to the Company Indemnified Parties pursuant to Section 9.2(b) hereof (less any such amounts that have been previously paid by Parent in the form of shares of Parent Stock) shall be paid in the form of shares of Parent Stock (with each share valued for such purpose at the Determination Price).
Thereafter,  Parent's  payments to the Company  Indemnified  Parties pursuant to
Section 9.2(b) hereof shall be made in the form of cash until the Merger Consideration Ratio (as defined in the ESOP Distribution Allocation Agreement) is reduced to 42%, or until such earlier time as both counsel to the Principal Stockholders and counsel to Parent issue opinions that further payments in the form of cash will adversely affect the status of the Merger as a tax-free reorganization. Thereafter, Parent's payments to the Company Indemnified Parties pursuant to Section 9.2(b) hereof shall be made in the form of shares of Parent Stock (with each share valued for such purpose at the Determination Price) unless both counsel to the Principal Stockholders and counsel to Parent issue opinions that a payment in the form of cash will not adversely affect the status of the Merger as a tax-free reorganization.

         9.3 Procedures Concerning Claims by Third Parties; Payment of Damages; etc.

         (a) In the event that any Legal Action shall be instituted or asserted by any Person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Legal Action of which it has knowledge which is covered by the indemnities under Section 9.2 to be forwarded to the indemnifying party. In such event, unless in such indemnified party's reasonable judgement a conflict of interest between the indemnified party and the indemnifying party may exist in respect of the Claims, the indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party,

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

and to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any Claims instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, it shall within thirty (30) days (or sooner, if the nature of the Legal Action so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, or the indemnified party determines that a conflict of interest may exist, the indemnified party may defend against, negotiate, settle or otherwise deal with such Legal Action. If the indemnified party defends any Legal Action (other than as a participant in such defense pursuant to the last sentence of this Section 9.3(a)), then the indemnifying party shall reimburse the indemnified party for Claims incurred in defending such Legal Action upon submission of periodic bills. The indemnified party may not settle any Legal Action without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party shall assume the defense of any Legal Action instituted or asserted by any Person other than an indemnified party, the indemnified party may participate in the defense of but shall not control such Legal Action at such party's own expense.

         (b) After any final judgment or award shall have been rendered by a court, arbitration board (which may be engaged as required by law or contract or upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party shall deliver to the indemnified party, by wire transfer of immediately available funds, an amount equal to the sums due and owing to the indemnified party within five business days after the date of notice of such judgment or award.

         (c) The failure of the indemnified party to give reasonably prompt notice of any Legal Action instituted or asserted by any Person other than such indemnified party and indemnified against hereunder shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure. The indemnified parties shall not be deemed to have notice of any Legal Action by virtue of knowledge acquired on or prior to the Closing Date by an employee or other Representative of the Company or Parent.

         (d) No Legal Action to enforce a claim for indemnity shall be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross-claim against another indemnifying party, nor shall the failure to join an indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification.

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

         (e) If such claim does not arise from the Claim of a third party, the indemnifying party shall have forty five (45) days after notice thereof to either cure the conditions giving rise to such claim or to present the indemnified party with materials indicating that such Claim is not subject to indemnity under Section 9.2 hereof before the indemnified party may commence legal action against the indemnifying party in respect thereof.

         9.4 Exclusive Remedy. The indemnification  provisions set forth in this
Article 9 shall be the exclusive remedy following and subject to the Closing for any breaches or alleged breaches of any representation, warranty or covenant contained in this Agreement or any Collateral Document (other than the ESOP Distribution Allocation Agreement), except for breaches arising from fraud or willful misconduct or for breaches of any covenant or agreement contained herein or in any Collateral Document which, by its terms, is required to be performed after the Closing. Moreover, (i) with respect to any claim for breach of the representations and warranties in Section 3.20 hereof, the rights of the Parent Indemnified Parties to indemnification set forth in this Agreement shall constitute a Parent Indemnified Party's exclusive post-Closing remedy for such claim, and, upon and subject to the Closing, Parent and its Affiliates expressly waive and relinquish, on behalf of themselves, their successors and any assigns, any and all rights, claims, or remedies such persons may have against any and all of the Principal Stockholders under any Environmental Laws, as presently in force or hereafter enacted, promulgated, or amended (including, without limitation, under the Comprehensive Environmental Response Compensation and Liability Act, or any similar state or local law), or at common law with respect to the subject matter of such representations and warranties and (ii) with respect to any claim for breach of the representations and warranties in Section
5.20 hereof, the rights of the Company Indemnified Parties to indemnification set forth in this Agreement shall constitute a Company Indemnified Party's exclusive post-Closing remedy for such claim, and, upon and subject to the Closing, the Rollover Stockholders and their Affiliates expressly waive and relinquish, on behalf of themselves, their successors and any assigns, any and all rights, claims, or remedies such persons may have against Parent or the Surviving Corporation under any Environmental Laws, as presently in force or hereafter enacted, promulgated, or amended (including, without limitation, under the Comprehensive Environmental Response Compensation and Liability Act, or any similar state or local law), or at common law with respect to the subject matter of such representations and warranties.

         9.5 Net Recovery. The amount to which a Parent Indemnified Party or a Company Indemnified Party may become entitled in respect of any Claim under this
Article 9 shall be reduced by any insurance or other third party recovery, reimbursement or benefit realized in respect of such Claim on or before the date which is twelve (12) months after the date such Claim arose, or any Tax benefit actually realized on or before the due date (including extensions thereof) for the filing of the Federal income Tax Return for the taxable year in which the payment giving rise to such benefit is made. For purposes of this Section 9.5, a Tax benefit shall be deemed to have been actually realized on the date that a Tax return claiming such benefit is filed, and the amount of such Tax benefit shall be equal to the amount by which the Taxes shown on such return are lower (computed on a "but for" basis) than they would have been had such Tax benefit item not been claimed. The amount of any such recovery, less all reasonable costs, charges and expenses incurred by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, in obtaining such recovery from the third party, shall be repaid by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, to the relevant indemnifying Party promptly upon the receipt thereof from the third party. Without limiting the generality of the foregoing, in the case of a Tax

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benefit, the amount to which a Parent Indemnified Party or a Company Indemnified
Party may become entitled in respect of any Claim under this Article 9 shall initially be payable in full (without regard to the net recovery provisions of this Section 9.5), and the amount of such Tax benefit shall be repaid by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, to the relevant indemnifying Party promptly at the time of the filing of the Federal income Tax Return for the taxable year in which the payment giving rise to such benefit is made.

         9.6 Appointment of Agent. The Company hereby appoints, and by completing and signing his, her or its Transmittal Documents, each Stockholder shall appoint the Stockholder Representative (the "Agent", with full and unqualified power to delegate to one or more persons the authority granted to him hereunder) to act as his, her or its agent and attorney-in-fact, with full power of substitution, to take all actions called for by this Article 9 and the Escrow Agreement on his, her or its behalf, in accordance with the terms of this
Article 9 and the Escrow Agreement.


                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a)      If to Parent or Merger Subsidiary:

                           CT Holding, Inc.
                           c/o J.W. Childs Associates, L.P.
                           One Federal Street, 21st Floor
                           Boston, MA  02110
                           Attention:  President
                           Telecopier No.:  (617) 753-1101

                           with a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA  02109
                           Attention:  Christopher Cabot, Esq.
                           Telecopier No.:  (617) 338-2880


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

         (b)      If to the Company or the Principal Stockholders:

                           Quality Stores, Inc.
                           455 E. Ellis Road
                           P.O. Box 3315
                           Muskegon, MI  49443-3315
                           Attention:  David C. Bliss, Chairman and CEO
                           Telecopier No.:  (616)  798-3479

                           with copies to:

                           Skadden, Arps, Slate Meagher & Flom LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attention:  Howard L. Ellin, Esq.
                           Telecopier No.: (212) 451-7221

                           Culver Sheridan Knowlton Even & Franks
                           250 Terrace Plaza, P.O. Box 629
                           Muskegon, Michigan 49443
                           Attention:  Fred Culver, Esq.
                           Telecopier No.:  (616) 724-4330

         10.2 Headings. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely any Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         10.4 Entire Agreement. This Agreement (together with the Confidentiality Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other Collateral Documents delivered in connection herewith) constitutes the entire agreement of the Parties and

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

supersedes all prior agreements and undertakings, both written and oral (other than the Confidentiality Agreement), between the Parties, or any of them, with respect to the subject matter hereof.

         10.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that Parent may (i) cause a wholly owned direct Subsidiary of Parent to be substituted for Merger Subsidiary as the party to the Merger and may, in addition, assign the other rights, but not its obligations, including, without limitation, its obligation to pay the Merger Consideration under this Agreement to such Subsidiary and (ii) assign its rights under this Agreement to lenders as collateral for Parent's financing of all or a portion of the Cash Merger Consideration.

         10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement (including without limitation the provisions of Section 6.12 hereof), except for the provisions of Section 6.5 hereof, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.7 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of Delaware applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         10.8 Enforcement of the Agreement. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that, subject to the exclusivity of the indemnification remedy after Closing as provided in Section 9.4, for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party as provided in this Agreement for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 9, in the event of any dispute between or among the Parties which results in a Legal Action, the prevailing Party shall be entitled to receive from the non-prevailing Party reimbursement for reasonable legal fees and expenses incurred by such prevailing Party in such Legal Action.

         10.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         10.10 Mutual Drafting. This Agreement is the result of the joint efforts of Parent and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and

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
agreement of the Parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.


                                   ARTICLE 11

                                   DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Company Disclosure Schedule, the Parent Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         Accredited Investor shall have the meaning given such term in Rule 501 under the Securities Act.

         Acquisition Agreement shall mean each stock purchase agreement, merger agreement, asset purchase agreement or similar acquisition agreement pursuant to which the stock or assets of the Company Subsidiaries were acquired from third parties by the Company or the Company Subsidiaries, respectively.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to the Company or Parent or Merger Subsidiary, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document or the likelihood of consummation of the Merger, (b) adversely affect in any material respect the business, operations, management, properties, prospects or the condition, (financial or other), or results of operation (including without limitation, earnings before interest, taxes, depreciation and amortization) of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, (c) impair the Company's or Parent's or Merger Subsidiary's, as the case may be, ability to fulfill its obligations under the terms of this Agreement or any Collateral Document in any material respect, or
(d) adversely affect in any material respect the aggregate rights and remedies of the Company or Parent, as the case may be, under this Agreement or any Collateral Document.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint

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

venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agent shall have the meaning give to it in Section 9.6.

         Agreement shall mean this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules and exhibits hereto, as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the DGCL, all federal and state securities laws, the Code, ERISA and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property or assets is bound.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits,
(iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance pay, salary continuation for disability, or other leave of absence, supplemental unemployment benefits, lay-off, reduction in force or similar benefits, (v) any stock option or equity compensation plan, (vi) any deferred compensation plan, (vii) any compensation policy or practice, (viii) any educational assistance arrangements or policies and (ix) any change of control arrangements or policies.

         Cash Merger Consideration means the product of the Share Price multiplied by the number of shares of Company Common Stock outstanding at or immediately prior to the Effective Time as to which no Rollover Election is in effect, including all shares of Company Common Stock with respect to which a Rollover Election is deemed not to have been made pursuant to Section 2.2(b)(iii) hereof.

         Cash Stockholder Merger Consideration shall have the meaning given to it in Section 2.1(a)(i)(a).

         Certificate means any Share Certificate or Option Certificate.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

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

         Closing shall have the meaning given to it in Section 1.3.

         Closing Certificate shall mean any certificate delivered by the Company to Parent pursuant to Article 7.

         Closing Date shall have the meaning given to it in Section 1.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         Code shall have the meaning given to it in the Preamble.

         Collateral Document shall mean any agreement, instrument, certificate, opinion or schedule delivered by a Party or a Stockholder pursuant to this Agreement.

         Company shall have the meaning given to it in the Preamble.

         Company Common Stock shall have the meaning given to it in Section 2.1(a)(i).

         Company Disclosure Schedule shall mean the disclosure schedule dated as of the date of this Agreement delivered by the Company to Parent.

         Company  Financial  Statements  shall have the  meaning  given to it in
Section 3.2(a).

         Company  Indemnified  Parties  shall  have the  meaning  given to it in
Section 9.2(b).

         Company Meeting shall have the meaning given to it in Section 1.2(a).

         Company  Record  Date  shall  have the  meaning  given to it in Section
2.6(a).

         Company  Non-Voting  Common Stock shall have the meaning given to it in
Section 2.1(a)(i).

         Company Subsidiary shall mean any Subsidiary of the Company.

         Company  Voting  Common  Stock  shall have the  meaning  given to it in
Section 2.1(a)(i).

         Confidentiality Agreement shall have the meaning given to it in Section 6.1(a).

         Contract, Contractual Obligation shall mean any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation which is outstanding or existing under any instrument, contract, lease or other contractual undertaking to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

         control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's

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

assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean, with respect to a corporation, any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of capital stock of such corporation or any of its Subsidiaries, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         CT shall have the meaning given to it in the Preamble.

         Current Uses shall have the meaning given to it in Section 3.6(c)(ii).

         Deductible shall have the meaning given to it in Section 9.2(c).

         Determination Price shall mean $218,974,747 divided by the Pro Forma Outstanding Parent Shares immediately prior to the Effective Time, which (assuming compliance with Sections 5.18 and 6.11) will equal $115.80.

         DGCL shall have the meaning given to it in the Preamble.

         Dissenting Shares shall have the meaning given to it in Section 2.5(a).

         Distribution shall mean, with respect to any Entity: (a) the declaration or payment of any dividend (including dividends payable in common stock or similar equity securities of such Entity) on or in respect of any shares of any class of capital stock or other equity securities of such Entity owned by a Person other than such Entity or any Subsidiary of such Entity, (b) the purchase, redemption or other retirement of any shares of any class of capital stock or other equity securities of such Entity owned by a Person other than such Entity or any Subsidiary of such Entity, and (c) any other distribution on or in respect of any shares of any class of capital stock or other equity securities of such Entity owned by a Person other than such Entity or any Subsidiary of such Entity.

         Effective Time shall have the meaning given to it in Section 1.4.

         Election Deadline shall have the meaning given to it in Section 2.6(b).

         Election Form shall have the meaning given to it in Section 2.6(b).

         Employment Arrangement shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate (other than any such liability, penalty or payment of general application to all such Person's employees)), providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment

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
benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of any Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes.

         Environmental Permits shall have the meaning given to it in Section 3.20(d).

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is or has ever been treated as a single employer with the Company or any Company Subsidiary under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         Escrow Agent shall mean State Street Bank and Trust Company or another financial institution selected by Parent and reasonably acceptable to the Stockholder Representative.

         Escrow Agreement shall have the meaning given to it in Section 2.8.

         Escrow Deposit shall have the meaning given to it in Section 2.8.

         Escrow Fund means the Escrow Deposit, plus any interest or dividends accrued thereon from and after the Effective Time.

         ESOP shall mean the Quality Stores, Inc. Employee Stock Ownership Plan.

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
         ESOP Distribution Allocation Agreement shall mean the ESOP Distribution Allocation Agreement, dated as of the date hereof, among Parent and certain Stockholders, as the same may be amended and in effect from time to time.

         Event shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exchange Agent shall have the meaning given to it in Section 2.3.

         Exchange Fund shall have the meaning given to it in Section 2.3.

         Exchange  Merger  Consideration  shall have the meaning  given to it in
Section 2.1(a)(iv).

         Exchange Ratio shall mean the ratio of the Share Price to the Determination Price, which (assuming the accuracy of the representations and warranties in the first sentence of Section 3.3(a) and in the first sentence of
Section 5.3 and the related part of Section 5.3 of the Parent Disclosure Schedule and compliance with Sections 3.18, 5.18, 6.10 and 6.11) will equal 0.660622.

         Expenses shall have the meaning set forth in Section 8.5.

         First  Survival  Period  shall have the meaning  given to it in Section
9.1.

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental  Authorizations  shall  mean all  approvals,  concessions,
consents,   franchises,   licenses,  permits,  plans,  registrations  and  other
authorizations of all Authorities.

         Governmental Entity shall have the meaning given to it in Section 3.20(b).

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Guaranty or Guaranteed shall mean any agreement, undertaking or arrangement by which the Company or any Company Subsidiary guarantees, endorses or otherwise becomes or is liable, directly or indirectly, contingently or otherwise, upon any indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty shall be deemed

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

to be the outstanding  amount (or maximum  permitted  amount,  if larger) of the
indebtedness   directly  or  indirectly   guaranteed  thereby  (subject  to  any
limitation set forth therein).

         Hazardous Materials shall have the meaning given to it in Section 3.20(b).

         Hazardous  Materials  Activities  shall have the meaning given to it in
Section 3.20(c).

         HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person or such Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person or any Subsidiary is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person or any Subsidiary constituting capitalized leases and all obligations of such Person or any Subsidiary with respect to Leases constituting part of a sale and leaseback arrangement and off-balance sheet financings (including, without limitation, synthetic leases and other similar financing arrangements).

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

         Intellectual Property means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, tradenames, and corporate names and registrations and applications  for registration  thereof,  (c) copyrights and  registrations  and applications  for registration  thereof,  (d) mask works and  registrations  and
applications  for  registration  thereof,  (e)  computer  software,   data,  and
documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposal, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

         knowledge (including the terms "known" and "to the knowledge of") shall mean, with respect to the Company or Parent, as the case may be, the knowledge, information or belief of corporate officers of the Company or any Subsidiary of the Company or of Parent or any Subsidiary of Parent, as the case may be, after reasonable investigation (or what such officer(s) would have known if reasonable investigation had been made).

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

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, treaty or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease or sublease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean any litigation or legal or other actions, arbitrations, counterclaims, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets and all appeals in respect of the foregoing.

         Lien shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Material or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement or Material Commitment shall mean any Contractual Obligation (a) which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than $100,000, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (b) which involves indebtedness for money borrowed in excess of $100,000 or (c) which is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement.

         Maximum Rollover Number shall have the meaning given to it in Section 2.2(a).

         Merger shall have the meaning given to it in the Preamble.

         Merger Consideration shall mean the Stock Merger Consideration, the Cash Merger Consideration, the Option Merger Consideration and the Preferred Stock Merger Consideration.

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
         Merger Subsidiary shall have the meaning given to it in the Preamble.

         Minimum Rollover Number shall have the meaning given to it in Section 2.2(a).

         Multiemployer Plan shall mean a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         New Employment Agreements shall have the meaning given to it in Section 6.13.

         Non-Cash Proration Factor shall have the meaning given to it in Section 2.2(b)(i).

         Noncompetition Agreement shall have the meaning given to it in Section 6.3.

         Option Certificate shall have the meaning given to it in Section 2.1(a)(iv).

         Option Merger Consideration means (x) the product of the Share Price multiplied by the number of Vested Options outstanding immediately prior to the Effective time minus (y) the aggregate exercise price of such Vested Options.

         Option Securities shall mean, with respect to a corporation, all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock of such corporation or any of its Subsidiaries or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organic Document shall mean the Company's Certificate of Incorporation, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, each as in effect from time to time.

         Other Transaction shall mean a transaction or series of related transactions (other than the Merger) resulting in (a) any change in control of the Company, (b) any merger or consolidation of the Company or any of its Subsidiaries, regardless of whether the Company or such Subsidiary is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company or any of its Subsidiaries, (d) any sale or other disposition of assets or shares of capital stock of the Company or any of its Subsidiaries not otherwise permitted under Sections 3.18 or 6.10 hereof, or
(e) so long as this Agreement remains in effect, any issue or sale, or any agreement to issue or sell, any capital stock, Convertible Securities or Option Securities of the Company (other than the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof).

         Parent shall have the meaning given to it in the Preamble.

         Parent Disclosure Schedule shall mean the disclosure schedule dated as of the date of this Agreement delivered by Parent to the Company.

         Parent  Indemnified  Parties  shall  have  the  meaning  given to it in
Section 9.2(a).

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

         Parent Stock shall have the meaning given to it in the Preamble.

         Party shall mean a signatory to this Agreement.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Per Common Share Merger Consideration shall have the meaning given to it in Section 2.1(a)(i).

         Permitted Liens shall mean any of the following Liens: (i) building and zoning ordinances and by-laws of any applicable Authority applicable to the property; (ii) taxes assessed or to be assessed on the property for the then current year to the extent the same are not yet due or payable; and (iii) rights, easements and restrictions of record, provided the same do not materially interfere with the current occupancy and use of the property by the Company or its Subsidiaries or by Parent or its Subsidiaries, as the case may be.

         Per Option Merger  Consideration  shall have the meaning given to it in
Section 2.1(a)(iii).

         Per Preferred Share Merger Consideration shall mean the Preferred Stock Merger Consideration divided by the number of shares of Preferred Stock outstanding at the Effective Time.

         Person shall mean any natural individual or any Entity.

         Plan shall mean, with respect to the Company or any of its Subsidiaries and at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA.

         Preferred  Stock  shall  have  the  meaning  given  to  it  in  Section
2.1(a)(ii).

         Preferred Stock Merger Consideration shall mean the aggregate par amount of all shares of the Preferred Stock outstanding as of the Effective Time, including without limitation, any applicable prepayment premiums and any amounts payable in respect of accrued and unpaid dividends on such shares.

         Principal Stockholders shall have the meaning given to it in the Preamble.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how, but not including those with respect to Leases.

         Pro Forma Outstanding Company Shares means the sum of (i) the aggregate number of shares of Company Common Stock outstanding at or immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock into which all Vested Options are then exercisable.

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
         Pro Forma Outstanding Parent Shares means the sum of (i) the aggregate number of shares of Parent Stock and Class B Common Stock, par value $.01 per share, of Parent outstanding at or immediately prior to the Effective Time plus
(ii) the aggregate number of shares of Parent Stock and Class B Common Stock, par value $.01 per share, of Parent into which all Option Securities issued by Parent are then exercisable.

         Proportionate Share shall have the meaning given to it in Section 2.8.

         Qualified Investor shall mean any Person who either (i) is an Accredited Investor or (ii) is a key manager or employee identified on the Qualified Investor Schedule attached hereto.

         Representatives  of  a  Party  shall  mean  the  officers,   directors,
employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

         Rollover Election shall have the meaning given to it in Section 2.6(a).

         Rollover Stockholder shall mean any Stockholder who or which receives any Rollover Stockholder Merger Consideration.

         Rollover Stockholder Merger Consideration shall have the meaning given to it in Section 2.1(a)(i)(b).

         SEC shall mean the Securities and Exchange Commission of the United States or any successor Authority.

         Second  Survival  Period shall have the meaning  given to it in Section
9.1.

         SEC Reports shall have the meaning given to it in Section 5.2(a).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Share Certificate shall have the meaning given to it in Section 2.1(a)(iv).

         Share Price equals $196,830,981 divided by the Pro Forma Outstanding Company Shares immediately prior to the Effective Time, which (assuming compliance with Sections 3.18 and 6.10) will equal $76.50.

         Shares shall have the meaning given to it in Section 2.1(a)(iv).

         Stock Merger Consideration means a number of shares of Parent Stock equal to the product of the Rollover Stockholder Merger Consideration and the number of shares of Company Common Stock outstanding at or immediately prior to the Effective Time that, in accordance with the terms hereof, will be converted at the Effective Time into the right to receive shares of Parent Stock in accordance with the terms of Section 2.1(a)(i)(b) hereof, after the application of Section 2.2 hereof.

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
         Stockholder  Representative  shall  have  the  meaning  given  to it in
Section 4.6.

         Stockholders shall mean the Principal Stockholders and all other Persons entitled to Merger Consideration (or who would be entitled thereto but for their dissent from the Merger) pursuant to Section 2.1(a).

         Stockholders Agreement shall mean the Amended and Restated Stockholders Agreement, dated as of July 3, 1997, by and among Parent, those persons listed as the JWC Holders on the signature pages thereof, those persons listed as the Management Holders on the signature pages thereof and those persons listed as the Other Holders on the signature pages thereof, as such agreement is amended as contemplated by Section 7.1(e) hereof.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Superior Proposal shall have the meaning given to it in Section 6.4.

         Surviving  Corporation  shall have the  meaning  given to it in Section
1.1.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person or any of its Subsidiaries, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person or any of its Subsidiaries with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person or any of its Subsidiaries for the payment of any amounts of the type described in (a) as a result of any express obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.14.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall mean July 27, 1999 or such other date as the Parties may, from time to time, mutually agree.

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

         Transactions shall mean the other transactions contemplated by this Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith.

         Transmittal Documents shall have the meaning given to it in Section 2.3(b).

         Vested Option means an option or other right to acquire shares of Company Common Stock, but only to the extent such option or right is at the time of reference thereto validly outstanding and exercisable in accordance with its terms.

         Voting Agreement shall mean that certain Voting Agreement of even date herewith between the Principal Stockholders and Parent, as the same may from time to time be supplemented, amended, modified or restated in the manner therein provided.

                    [Signatures appear on following page(s).]

             Signature Page to Agreement and Plan of Reorganization



         IN WITNESS WHEREOF, Parent, Merger Subsidiary, the Company and the corporate and trust Principal Stockholders have caused this Agreement to be executed by their respective officers or trustees thereunto duly authorized, and the individual Principal Stockholder has executed this Agreement, in each case as of the date first written above.

                             Parent:

                                      CT HOLDING, INC.


                                      By: /S/ ADAM L. SUTTIN
                                          Name: Adam L. Suttin
                                          Title: Vice President

                             Merger Subsidiary:

                                      CENTRAL TRACTOR FARM & COUNTRY, INC.


                                      By: /S/ ADAM L. SUTTIN
                                          Name: Adam L. Suttin
                                          Title: Vice President

                             Company:

                                      QUALITY STORES, INC.


                                      By: /S/ DAVID C. BLISS
                                          Name: David C. Bliss
                                          Title: Chairman of the Board and
                                                  Chief Executive Officer

                             Principal Stockholders:


                                      QUALITY FUTURE, INC.


                                      By: /S/ DAVID C. BLISS
                                          Name: David C. Bliss
                                          Title: President

             Signature Page to Agreement and Plan of Reorganization


                                      JOHN L. HILT LIVING TRUST


                                      By: /S/ JOHN L. HILT
                                          Name: John L. Hilt
                                          Title: Trustee


                                      DAVID C. BLISS LIVING TRUST


                                      By: /S/ DAVID C. BLISS
                                          Name: David C. Bliss
                                          Title: Trustee


                                      ALAN L. FANSLER LIVING TRUST


                                      By: /S/ ALAN L. FANSLER
                                          Name: Alan L. Fansler
                                          Title: Trustee


                                      WAYNE E. McCOLLUM LIVING TRUST


                                      By: /S/ WAYNE E. MCCOLLUM
                                          Name: Wayne E. McCollum
                                          Title: Trustee


                                      JAMES M. DAVIS LIVING TRUST


                                      By: /S/ JAMES M. DAVIS
                                          Name: James M. Davis
                                          Title: Trustee


                                      /S/ JAMES F. HURLEY
                                      James F. Hurley

             Signature Page to Agreement and Plan of Reorganization


                                      LINDA P. HILT LIVING TRUST


                                      By: /S/ LINDA P. HILT
                                          Name: Linda P. Hilt
                                          Title: Trustee


                                      SANDRA R. BLISS LIVING TRUST


                                      By: /S/ DAVID C. BLISS
                                          Name: David C. Bliss
                                          Title: Trustee

         The following Exhibits and Schedules to this agreement have been omitted from this filing. The Registrant will furnish supplementally a copy of any such Exhibit or Schedule to the Securities and Exchange Commission upon request.

EXHIBITS

Exhibit 2.8      -   Form of Escrow Agreement
Exhibit 6.3(ii)  -   Form of Noncompetition Agreement
Exhibit 6.13     -   Form of New Employment Agreements
Exhibit 7.1(d)   -   Form of Amended and Restated Stockholders Agreement
Exhibit 7.2(c)   -   Form of Opinion of Skadden, Arps, Slate Meagher & Flom LLP
Exhibit 7.2(g)   -   Form of Backup Certificate for S&W Tax Opinion
Exhibit 7.2(j)   -   Financing Commitment Letter
Exhibit 7.3(a)   -   Form of Opinion of Sullivan & Worcester LLP
Exhibit 7.3(d)   -   Form of Backup Certificate for SASM&F Tax Opinion

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule
Schedule 7.2(e)   -   Consents Required at Closing
Schedule 9.2(g)   -   Contribution Percentages for Non-Escrowed Indemnity Claims
Qualified Investor Schedule